UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a‑101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a‑12

GOODRX HOLDINGS, INC.
(Name of Registrant as Specified in its Charter)
Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a‑6(i)(1) and 0‑11.
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	(2)	Aggregate number of securities to which transaction applies:

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0‑11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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NOTICE & PROXY STATEMENT
Annual Meeting of Stockholders
June 10, 2021 1:00 p.m. (Pacific Time)

GOODRX HOLDINGS, INC.

2701 OLYMPIC BOULEVARD, WEST BUILDING – SUITE 200, SANTA MONICA, CA 90404

April 27, 2021

To Our Stockholders:

You are cordially invited to attend the 2021 Annual Meeting of Stockholders of GoodRx Holdings, Inc. (the “Company”) to be held on Thursday, June 10, 2021 at 1:00 p.m., Pacific Time. Our Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. You will be able to attend the virtual Annual Meeting, vote your shares electronically and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/GDRX2021. Utilizing the latest technology and a virtual meeting format will allow stockholders to participate from any location and we expect will lead to increased attendance, improved communications and cost savings for our stockholders and the Company.

The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting. Details regarding how to attend the meeting and the business to be conducted at the Annual Meeting are more fully described in the Notice of Annual Meeting and Proxy Statement.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet, or, if you received paper copies of these materials, by signing, dating, and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you have previously received our Notice of Internet Availability of Proxy Materials, then instructions regarding how you can vote are contained in that notice. If you have received a proxy card, then instructions regarding how you can vote are contained on the proxy card. If you decide to attend the Annual Meeting, you will be able to vote your shares electronically, even if you have previously submitted your proxy.

Thank you for your support.

Sincerely,

Douglas Hirsch

Co-Chief Executive Officer and Director

Trevor Bezdek

Co-Chief Executive Officer and Director

Notice of Annual Meeting of Stockholders

To be Held on Thursday, June 10, 2021

GOODRX HOLDINGS, INC.

2701 OLYMPIC BOULEVARD, WEST BUILDING – SUITE 200, SANTA MONICA, CA 90404

The Annual Meeting of Stockholders (the “Annual Meeting”) of GoodRx Holdings, Inc., a Delaware corporation (the “Company”), will be held at 1:00 p.m., Pacific Time, on Thursday, June 10, 2021. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting electronically and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/GDRX2021. The Annual Meeting is called for the following purposes:

➊

To elect Douglas Hirsch, Jacqueline Kosecoff and Agnes Rey-Giraud as Class I Directors to serve until the 2024 Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;

➋	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and

➌	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

Holders of record of our outstanding shares of capital stock, composed of Class A common stock and Class B common stock, at the close of business on April 16, 2021, are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment of the Annual Meeting. A complete list of these stockholders will be available for examination by any stockholder during the ten days prior to the Annual Meeting for a purpose germane to the meeting by sending an email to legal@goodrx.com, stating the purpose of the request and providing proof of ownership of Company stock. This list of stockholders will also be available on the bottom panel of your screen during the meeting after entering the 16 digit control number included on the Notice of Internet Availability of Proxy Materials or any proxy card that you received, or on the materials provided by your bank or broker. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.

It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Annual Meeting we urge you to vote your shares via the toll‑free telephone number or over the Internet, as described in the enclosed materials. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the enclosed return envelope. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.

By Order of the Board of Directors

Douglas Hirsch

Co-Chief Executive Officer and Director

Trevor Bezdek

Co-Chief Executive Officer, Secretary and Director

Santa Monica, California

April 27, 2021

i

PROXY STATEMENT

GOODRX HOLDINGS, INC.

2701 OLYMPIC BOULEVARD, WEST BUILDING – SUITE 200, SANTA MONICA, CA 90404

This proxy statement is furnished in connection with the solicitation by the Board of Directors of GoodRx Holdings, Inc. of proxies to be voted at our Annual Meeting of Stockholders to be held on Thursday, June 10, 2021 (the “Annual Meeting”), at 1:00 p.m., Pacific Time, and at any continuation, postponement, or adjournment of the Annual Meeting. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/GDRX2021 and entering your 16‑digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials.

Holders of record of outstanding shares of capital stock, composed of Class A common stock and Class B common stock (collectively, “Common Stock”), at the close of business on April 16, 2021 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment of the Annual Meeting, and will vote together as a single class on all matters presented at the Annual Meeting. Each share of our Class A common stock entitles its holders to one vote per share on all matters presented to our stockholders generally, and each share of Class B common stock entitles its holders to ten votes per share on all matters presented to our stockholders generally. At the close of business on the Record Date, there were 69,269,013 shares of Class A common stock and 323,389,392 shares of Class B common stock issued and outstanding and entitled to vote at the Annual Meeting, representing 2.1% and 97.9% of the voting power of our Common Stock, respectively.

This proxy statement and the Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2020 (the “2020 Annual Report”) will be released on or about April 27, 2021 to our stockholders on the Record Date.

In this proxy statement, “we,” “us,” “our,” the “Company” and “GoodRx” refer to GoodRx Holdings, Inc., and, unless otherwise stated, all of its subsidiaries.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON THURSDAY, JUNE 10, 2021

This Proxy Statement and our 2020 Annual Report to Stockholders are available at http://www.proxyvote.com/

PROPOSALS

At the Annual Meeting, our stockholders will be asked:

➊

To elect Douglas Hirsch, Jacqueline Kosecoff and Agnes Rey-Giraud as Class I Directors to serve until the 2024 Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;

➋	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and

➌	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

RECOMMENDATIONS OF THE BOARD

The Board of Directors (the “Board”) recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of Common Stock will be voted on your behalf as you direct. If not otherwise specified, the shares of Common Stock represented by the proxies will be voted, and the Board recommends that you vote:

➊	FOR the election of Douglas Hirsch, Jacqueline Kosecoff and Agnes Rey-Giraud as Class I Directors; and

➋	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

INFORMATION ABOUT THIS PROXY STATEMENT

Why you received this proxy statement. You are viewing or have received these proxy materials because GoodRx’s Board is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (the “SEC”) and that is designed to assist you in voting your shares.

Notice of Internet Availability of Proxy Materials. As permitted by SEC rules, GoodRx is making this proxy statement and its 2020 Annual Report available to its stockholders electronically via the Internet. On or about April 27, 2021, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this proxy statement and our 2020 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in this proxy statement and 2020 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained in the Internet Notice.

Printed Copies of Our Proxy Materials. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.

Householding. The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate set of proxy materials, as requested, to any stockholder at the shared address to which a single set of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. at 1 866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

If you are currently a stockholder sharing an address with another stockholder and wish to receive only one set of future proxy materials for your household, please contact Broadridge at the above phone number or address.

QUESTIONS AND ANSWERS ABOUT THE 2021 ANNUAL MEETING OF STOCKHOLDERS

WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

The Record Date for the Annual Meeting is April 16, 2021. You are entitled to vote at the Annual Meeting only if you were a stockholder of record at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. You will need to obtain your own Internet access if you choose to attend the Annual Meeting and/or vote over the Internet. Each share of our Class A common stock entitles its holders to one vote per share and each share of our Class B common stock entitles its holders to ten votes per share on all matters presented to our stockholders at the Annual Meeting. Holders of Class A and holders of Class B common stock vote together as a single class on any matter (including the election of directors) that is submitted to a vote of our stockholders, unless otherwise required by law or our amended and restated certificate of incorporation. At the close of business on the Record Date, there were 69,269,013 shares of Class A common stock and 323,389,392 shares of Class B common stock issued and outstanding and entitled to vote at the Annual Meeting, representing 2.1% and 97.9% of the voting power of our Common Stock, respectively.

WHAT IS THE DIFFERENCE BETWEEN BEING A “RECORD HOLDER” AND HOLDING SHARES IN “STREET NAME”?

A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.

AM I ENTITLED TO VOTE IF MY SHARES ARE HELD IN “STREET NAME”?

Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, our proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions. If you haven’t received a 16‑digit control number, you should contact your bank or broker to obtain your control number or otherwise vote through the bank or broker.

HOW MANY SHARES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?

A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, electronically or by proxy, of the holders of a majority in voting power of Common Stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum.

WHO CAN ATTEND AND VOTE AT THE 2021 ANNUAL MEETING OF STOCKHOLDERS?

You may attend and vote at the Annual Meeting only if you are a GoodRx stockholder who is entitled to vote at the Annual Meeting, or if you hold a valid proxy for the Annual Meeting. The Annual Meeting will be held entirely online to allow greater participation. You will be able to attend the Annual Meeting and submit your questions by visiting the following website: www.virtualshareholdermeeting.com/GDRX2021. You will also be able to vote your shares electronically at the Annual Meeting.

To participate in the Annual Meeting, you will need the 16‑digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials. The meeting webcast will begin promptly at 1:00 p.m., Pacific Time. We encourage you to access the meeting prior to the start time. Online check‑in will begin at 1:00 p.m., Pacific Time, and you should allow ample time for check‑in procedures. If you hold your shares through a bank or broker, instructions should also be provided on the voting instruction card provided by your bank or brokerage firm. If you lose your 16‑digit control number, you may join the Annual Meeting as a “Guest,” but you will not be able to vote, ask questions, or access the list of stockholders as of the Record Date.

WHY A VIRTUAL MEETING?

We are excited to embrace the latest technology to provide expanded access, improved communication and cost savings for us and our stockholders. We believe the virtual meeting will enable increased stockholder attendance and participation since stockholders can participate from any location around the world. Furthermore, as part of our effort to maintain a safe and healthy environment for our directors, members of management and stockholders who wish to attend the Annual Meeting, in light of the COVID‑19 pandemic, we believe that hosting a virtual meeting is in the best interests of the Company and such attendees of the Annual Meeting.

WHAT IF DURING THE CHECK‑IN TIME OR DURING THE ANNUAL MEETING I HAVE TECHNICAL DIFFICULTIES OR TROUBLE ACCESSING THE VIRTUAL MEETING WEBSITE?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check‑in or meeting time, please call refer to the technical support number that will be available on the Annual Meeting website.

WHAT IF A QUORUM IS NOT PRESENT AT THE ANNUAL MEETING?

If a quorum is not present at the scheduled time of the Annual Meeting, the person presiding over the Annual Meeting may adjourn the Annual Meeting until a quorum is present or represented.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE INTERNET NOTICE OR MORE THAN ONE SET OF PROXY MATERIALS?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.

HOW DO I VOTE?

We recommend that stockholders vote by proxy even if they plan to participate in the Annual Meeting and vote electronically during the meeting. If you are a stockholder of record, there are three ways to vote by proxy:

•	by Internet—You can vote over the Internet at www.proxyvote.com by following the instructions on the Internet Notice or proxy card;
•	by Telephone—You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card; or
•	by Mail—You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail.

Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on June 9, 2021. Stockholders may vote at the Annual Meeting by visiting www.virtualshareholdermeeting.com/GDRX2021 and entering the 16‑digit control number included on your Internet Notice, proxy card or the instructions that accompanied your proxy materials. The Annual Meeting webcast will begin promptly at 1:00 p.m., Pacific Time, on June 10, 2021.

If your shares are held in street name through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares at the Annual Meeting, you may visit www.virtualshareholdermeeting.com/GDRX2021 and enter the 16‑digit control number included in the voting instruction card provided to you by your bank or brokerage firm. If you hold your shares in street name and you do not receive a 16‑digit control number, you may need to log in to your bank or brokerage firm’s website and select the shareholder communications mailbox to access the meeting and vote. Instructions should also be provided on the voting instruction card provided by your bank or brokerage firm.

CAN I CHANGE MY VOTE AFTER I SUBMIT MY PROXY?

Yes.

If you are a registered stockholder, you may revoke your proxy and change your vote:

•	by submitting a duly executed proxy bearing a later date;
•	by granting a subsequent proxy through the Internet or telephone;
•	by giving written notice of revocation to the Secretary of GoodRx prior to the Annual Meeting; or
•	by voting electronically at the Annual Meeting.

Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your virtual attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote electronically during the Annual Meeting.

If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote electronically during the Annual Meeting.

WHO WILL COUNT THE VOTES?

A representative of Broadridge Financial Solutions, Inc., our inspector of election, will tabulate and certify the votes.

WHAT IF I DO NOT SPECIFY HOW MY SHARES ARE TO BE VOTED?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are indicated on page 2 of this proxy statement, as well as with the description of each proposal in this proxy statement.

WILL ANY OTHER BUSINESS BE CONDUCTED AT THE ANNUAL MEETING?

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

HOW MANY VOTES ARE REQUIRED FOR THE APPROVAL OF THE PROPOSALS TO BE VOTED UPON AND HOW WILL ABSTENTIONS AND BROKER NON‑VOTES BE TREATED?

Proposal	Votes required	Effect of Votes Withheld / Abstentions and Broker Non‑Votes
Proposal 1: Election of Directors	The plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I Directors.	Votes withheld and broker non‑votes will have no effect.
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The majority of the votes cast.	Abstentions will have no effect. We do not expect any broker non‑votes on this proposal.

WHAT IS AN ABSTENTION AND HOW WILL VOTES WITHHELD AND ABSTENTIONS BE TREATED?

A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of the two other proposals to be voted on at the Annual Meeting, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld have no effect on the election of directors and abstentions will have no effect on the ratification of the appointment of PricewaterhouseCoopers LLP.

WHAT ARE BROKER NON‑VOTES AND DO THEY COUNT FOR DETERMINING A QUORUM?

Generally, broker non‑votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non‑routine matters, such as the election of directors and the advisory vote on the compensation of our named executive officers. Broker non‑votes count for purposes of determining whether a quorum is present.

WHERE CAN I FIND THE VOTING RESULTS OF THE 2021 ANNUAL MEETING OF STOCKHOLDERS?

We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8‑K, which we intend to file with the SEC shortly after the Annual Meeting.

WILL THERE BE A QUESTION AND ANSWER SESSION DURING THE ANNUAL MEETING?

As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer appropriate questions submitted by stockholders during the meeting that are pertinent to the Company and the meeting matters, for up to 15 minutes after the completion of the Annual Meeting. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend and vote at the 2021 Annual Meeting of Stockholders?” will be permitted to submit questions during the Annual Meeting. Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:

•	irrelevant to the business of the Company or to the business of the Annual Meeting;
•	related to material non-public information of the Company, including the status or results of our business since our last Quarterly Report on Form 10-Q;
•	related to any pending, threatened or ongoing litigation;
•	related to personal grievances;

•	derogatory references to individuals or that are otherwise in bad taste;
•	substantially repetitious of questions already made by another stockholder;
•	in excess of the two question limit;
•	in furtherance of the stockholder’s personal or business interests; or
•	out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chair or Corporate Secretary in their reasonable judgment.

Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend and vote at the 2021 Annual Meeting of Stockholders?”.

PROPOSALS TO BE VOTED ON

PROPOSAL 1: Election of Directors

At the Annual Meeting, three (3) Class I Directors are to be elected to hold office until the Annual Meeting of Stockholders to be held in 2024 and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.

We currently have ten (10) directors on our Board. The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I Directors. Votes withheld and broker non‑votes will have no effect on the outcome of the vote on this proposal.

Our Board is currently divided into three classes with staggered, three‑year terms. At each annual meeting of stockholders, the successor to each director whose term then expires will be elected to serve from the time of election and qualification until the third annual meeting of stockholders following election or such director’s death, resignation or removal, whichever is earliest to occur. The current class structure is as follows: Class I, whose term currently expires at the 2021 Annual Meeting of Stockholders and whose subsequent term will expire at the 2024 Annual Meeting of Stockholders; Class II, whose term will expire at the 2022 Annual Meeting of Stockholders; and Class III, whose term will expire at the 2023 Annual Meeting of Stockholders. The current Class I Directors are Douglas Hirsch, Jacqueline Kosecoff and Agnes Rey-Giraud; the current Class II Directors are Christopher Adams, Trevor Bezdek and Adam Karol; and the current Class III Directors are Julie Bradley, Dipanjan Deb, Stephen LeSieur and Gregory Mondre.

In connection with the initial public offering (“IPO”) of our Class A common stock in August 2020, we entered into a Stockholders Agreement (the “Stockholders Agreement”) between the Company and certain stockholders of the Company, including (i) the Silver Lake Stockholders (as defined below); (ii) the Francisco Partners Stockholders (as defined below), (iv) the Spectrum Stockholders (as defined below), and (v) the Idea Men Stockholders (as defined below). Agnes Rey-Giraud has been designated by the Silver Lake Stockholders as a Class I director (and as the Silver Lake Stockholders’ Independent Director (as defined in the Stockholders Agreement) designee) and Douglas Hirsch has been designated by the Idea Men Stockholders as a Class I director. Jacqueline Kosecoff was also designated for appointment to the Board as an Independent Director pursuant to the Stockholders Agreement and was initially recommended for service on the board in 2016 by our co-Chief Executive Officers. As a result of the Stockholders Agreement and the aggregate voting power of the parties to the agreement, we expect that the parties to the agreement acting in conjunction will control the election of directors at GoodRx. For more information, see “Corporate Governance—Stockholders Agreement”.

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of Common Stock represented by the proxy for the election as Class I Directors the persons whose names and biographies appear below. All of the persons whose names and biographies appear below are currently serving as our directors. In the event any of the nominees should become unable to serve or for good cause will not serve as a director, it is intended that votes will be cast for a substitute nominee designated by the Board or the Board may elect to reduce its size. The Board has no reason to believe that the nominees named below will be unable to serve if elected. Each of the nominees has consented to being named in this proxy statement and to serve if elected.

VOTE REQUIRED

The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I Directors. Votes withheld and broker non‑votes will have no effect on the outcome of the vote on this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

	The Board of Directors unanimously recommends a vote FOR the election of the below Class I Director nominees.

NOMINEES FOR CLASS I DIRECTORS (CURRENT TERMS TO EXPIRE AT THE 2021 ANNUAL MEETING)

The nominees for election to the Board as Class I Directors are as follows:

Name	Age	Served as a Director Since	Positions with GoodRx
Douglas Hirsch	50	2011	Co-Chief Executive Officer and Director
Jacqueline Kosecoff	71	2016	Director
Agnes Rey-Giraud	56	2016	Director

The principal occupations and business experience, for at least the past five years, of each Class I Director nominee are as follows:

DOUGLAS HIRSCH	Age 50

Douglas Hirsch is one of our co-founders and has served as a Chief Executive Officer and as a member of our board of directors since our founding in September 2011. Since January 2015, Mr. Hirsch has served as our Co-Chief Executive Officer. Prior to our founding, Mr. Hirsch served as Chief Executive Officer at DailyStrength, Inc., a healthcare-focused social network centered on support groups, from March 2005 to November 2008, and previously held senior roles at Facebook, Inc., and Yahoo! Inc. Mr. Hirsch holds a B.A. in Political Science from Tufts University. We believe Mr. Hirsch is qualified to serve on our board of directors because of the historical knowledge, operational expertise, leadership, and continuity that he brings to our board of directors as our co-founder and Co-Chief Executive Officer.

JACQUELINE KOSECOFF	Age 71

Jacqueline Kosecoff has served as a member of our board of directors since May 2016. Dr. Kosecoff is a Managing Partner at Moriah Partners, LLC, where she has served since 2012. Dr. Kosecoff has also served as a Senior Advisor at Warburg Pincus since March 2012. Dr. Kosecoff has had an extensive career in healthcare including serving as Executive Vice President of PacifiCare where she had responsibility for its pharmacy benefits manager (“PBM”), Medicare Part D Drug Program, and Behavioral Health, Dental and Vision companies. At UnitedHealth Group, Dr. Kosecoff was CEO of OptumRx, with responsibility for UnitedHealth’s PBM, Specialty Pharmacy and Consumer Health Products. Currently, Dr. Kosecoff has served on the board of directors of Houlihan Lokey since 2016, where she also serves on Houlihan Lokey’s Audit Committee and Nominating and Governance Committee, STERIS Corporation since 2002, where she chairs the Organization and Compensation Committee and also serves on the Nominating and Governance Committee, TriNet Group, Inc. since 2020, where she serves on the Compensation Committee, Alignment Healthcare, Inc. since 2017, where she serves on the Audit Committee and Compliance Committee, and several private companies. Dr. Kosecoff has also served on the board of directors of Sealed Air Corporation since 2005 and will no longer serve following the company’s next annual meeting of stockholders on May 18, 2021. Dr. Kosecoff previously served on the board of directors of Athenahealth, Inc. from 2012 to 2019. Dr. Kosecoff holds a B.A. in Mathematics from the University of California, Los Angeles, an M.S. in Applied Mathematics from Brown University and a Ph.D. with a concentration in Research Methods from the University of California, Los Angeles, School of Education. We believe Dr. Kosecoff is qualified to serve on our board of directors because of her extensive experience serving on the board of directors of several public and private companies and her experience and knowledge in the healthcare sector, including healthcare services and technology.

AGNES REY-GIRAUD	Age 56

Agnes Rey-Giraud has served as a member of our board of directors since June 2016. Ms. Rey-Giraud is the Founder, Chairman and Chief Executive Officer of Acera Surgical Inc., a bioscience company, where she has served since its founding in January 2013. Ms. Rey-Giraud previously served as an Executive Vice President and the President of International Operations at Express Scripts, a pharmacy benefit management organization, from May 1999 to May 2011. Ms. Rey-Giraud will serve on the board of directors of UpHealth, Inc. upon the closing of GigCapital2, Inc.'s merger with UpHealth Holdings, Inc. Ms. Rey-Giraud also serves on the board of directors for several private companies. Ms. Rey-Giraud holds a B.S. and M.S. in Mechanical Engineering from Ecole Nationale d’Ingenieurs de Saint Etienne (ENISE), France, a MMa in Operations Management from Ecole de Management de Lyon (EM Lyon), France and an M.B.A. from the University of Chicago. We believe Ms. Rey-Giraud is qualified to serve on our board of directors because of her experience and expertise in the PBM industry as an executive of a large publicly traded company and her experience serving on the board of directors of several companies.

CONTINUING MEMBERS OF THE BOARD OF DIRECTORS:
CLASS II DIRECTORS (TERMS TO EXPIRE AT THE 2022 ANNUAL MEETING)

The current members of the Board who are Class II Directors are as follows:

Name	Age	Served as a Director Since	Positions with GoodRx
Christopher Adams	41	2016	Director
Trevor Bezdek	43	2011	Co-Chief Executive Officer and Director
Adam Karol	45	2018	Director

The principal occupations and business experience, for at least the past five years, of each Class II Director are as follows:

CHRISTOPHER ADAMS	Age 41

Christopher Adams has served as a member of our board of directors since October 2015. Mr. Adams is a Partner at Francisco Partners Management, L.P. (“Francisco Partners”) a private equity firm, where he has served since August 2008. Prior to this, Mr. Adams was an associate at American Securities Capital Partners, a private equity firm, and a management consultant at Bain & Company. Mr. Adams also serves on the board of directors of several private companies. Mr. Adams holds a B.S. in Computer Engineering from the Georgia Institute of Technology and an M.B.A. from the Stanford Graduate School of Business. We believe that Mr. Adams is qualified to serve as a member of our board of directors because of his extensive experience in analyzing, investing in, and serving on the board of directors of several healthcare and technology companies from working in the private equity industry.

TREVOR BEZDEK	Age 43

Trevor Bezdek is one of our co-founders and has served as our Co-Chief Executive Officer since January 2015 and as a member of our board of directors since our founding in September 2011. Mr. Bezdek has also served as Secretary of the Company since October 2015. Mr. Bezdek also serves as President and Chief Executive Officer of two of our wholly-owned subsidiaries. Previously, Mr. Bezdek served as Managing Partner at Tryarc, LLC, an information technology consulting firm from 2001 to 2007, and co-founded Bioware, a community for biologists and scientists. Mr. Bezdek holds a B.S. in Biological Sciences from Stanford University. We believe Mr. Bezdek is qualified to serve as a member of our board of directors because of his extensive experience in the healthcare, prescription medication and technology industries, in addition to the continuity he brings as one of our co-founders and Co-Chief Executive Officers.

ADAM KAROL	Age 45

Adam Karol has served as a member of our board of directors since October 2018. Mr. Karol is a Managing Director at Silver Lake. He joined Silver Lake in 2009 as a Principal and then served as a Director from 2013 to December 2018. Prior to Silver Lake, Mr. Karol worked at Silver Point Capital, L.P., an asset management firm, and at Perry Capital, a multi-strategy investment firm. Mr. Karol serves on the board of directors for A Place for Mom, Inc. Mr. Karol holds a B.S. in Finance and Management Information Systems from Boston College and an M.B.A. from The Wharton School of the University of Pennsylvania. We believe Mr. Karol is qualified to serve on our board of directors because he has significant experience in private equity investing and expertise in technology investing.

CONTINUING MEMBERS OF THE BOARD OF DIRECTORS:
CLASS III DIRECTORS (TERMS TO EXPIRE AT THE 2023 ANNUAL MEETING)

The current members of the Board who are Class III Directors are as follows:

Name	Age	Served as a Director Since	Positions with GoodRx
Julie Bradley	52	2020	Director
Dipanjan Deb	51	2015	Director
Stephen LeSieur	47	2015	Director
Gregory Mondre	46	2018	Director

The principal occupations and business experience, for at least the past five years, of each Class III Director are as follows:

JULIE BRADLEY	Age 52

Julie Bradley has served as a member of our board of directors since August 2020. Ms. Bradley previously served as the Chief Financial Officer of Tripadvisor, Inc., a public company that operates an online travel planning website and mobile app, from October 2011 to November 2015. Currently, Ms. Bradley serves on the board of directors of Wayfair Inc., since September 2012, where she is the member of the Audit Committee and Nominating and Governance Committee, Blue Apron Holdings, Inc., since September 2015, where she serves on the Audit Committee and Compensation Committee, ContextLogic Inc. since September 2020, where she serves on the Audit Committee and Highland Transcend Partners since December 2020, where she serves on the Compensation Committee. Ms. Bradley previously served on the board of directors of Constant Contact, Inc. from June 2015 to February 2016, where she served on the Audit Committee, Compensation Committee and Merger and Acquisition Committee. Ms. Bradley additionally serves on the board of directors for a private company. Ms. Bradley received a B.A. in Economics from Wheaton College. We believe Ms. Bradley is qualified to serve on our board of directors due to her financial expertise and experience serving on the board of directors of numerous technology-based companies.

DIPANJAN DEB	Age 51

Dipanjan Deb has served as a member of our board of directors since October 2015. Mr. Deb is a Co-founder and Chief Executive Officer of Francisco Partners. He has served as the Chief Executive Officer of Francisco Partners since September 2005. Mr. Deb has also served as a Partner of Francisco Partners since its founding in August 1999. Prior to founding Francisco Partners, Mr. Deb was a principal at TPG Capital, a private equity firm, a Director of Semiconductor Banking at Robertson, Stephens & Company and a management consultant at McKinsey & Company. Mr. Deb has served on the board of directors of numerous public companies including most recently Ichor Systems, Inc. from February 2012 to May 2018, and currently serves on the board of directors of several private companies. Mr. Deb holds a B.S. in Electrical Engineering and Computer Science from the University of California, Berkeley and an M.B.A. from the Stanford Graduate School of Business. We believe that Mr. Deb is qualified to serve as a member of our board of directors because of his experience in the private equity and venture capital industries analyzing, investing in and serving on the boards of directors of manufacturing and technology companies.

STEPHEN LESIEUR	Age 47

Stephen LeSieur has served as a member of our board of directors since October 2015. Mr. LeSieur joined Spectrum Equity, a growth stage private equity firm, in 2005 and has served since 2014 as a Managing Director. He currently co-leads the firm’s healthcare technology investing efforts. Prior to Spectrum, Mr. LeSieur was an associate at Trident Capital. Mr. LeSieur serves and has served on the board of directors of several private healthcare and software companies. Mr. LeSieur holds a B.A. in Economics from Princeton University and an M.B.A. from the Tuck School of Business at Dartmouth College. We believe Mr. LeSieur is qualified to serve on our board of directors because of his extensive experience in private equity investing and serving on the boards of directors of numerous healthcare and technology-based companies.

GREGORY MONDRE	Age 46

Gregory Mondre has served as a member of our board of directors since October 2018. Mr. Mondre is Co-Chief Executive Officer at Silver Lake. He joined Silver Lake in 1999 and most recently served as a Managing Partner and Managing Director of the firm from January 2013 to December 2019. Mr. Mondre currently serves on the board of directors of Expedia Group, Inc., a position he has held since May 2020, and of Motorola Solutions, a position he has held since August 2015 and where he also serves on the Audit and Governance and Nominating Committees. He previously served as a director of GoDaddy Inc. from May 2014 to February 2020, and of Sabre Corporation from March 2007 to December 2018. Mr. Mondre holds a B.S. degree in Economics from The Wharton School of the University of Pennsylvania. We believe Mr. Mondre is qualified to serve on our board of directors because of his significant experience in private equity investing and expertise in technology and technology-enabled industries.

We believe that all of our current Board members and nominees for Class I directors possess the professional and personal qualifications necessary for Board service, and have highlighted particularly noteworthy attributes for each Board member and nominee in the individual biographies above.

PROPOSAL 2: Ratification of Appointment of Independent Registered Public Accounting Firm

Our Audit Committee has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021. Our Board has directed that this appointment be submitted to our stockholders for ratification. Although ratification of our appointment of PricewaterhouseCoopers LLP is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.

PricewaterhouseCoopers LLP served as our independent registered public accounting firm for the fiscal years ended December 31, 2020 and 2019. Neither PricewaterhouseCoopers LLP nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non‑audit related services. A representative of PricewaterhouseCoopers LLP is expected to attend the Annual Meeting, have an opportunity to make a statement if he or she desires to do so, and be available to respond to appropriate questions from stockholders.

In the event that the appointment of PricewaterhouseCoopers LLP is not ratified by the stockholders, the Audit Committee will consider this fact when it appoints the independent auditors for the fiscal year ending December 31, 2022. Even if the appointment of PricewaterhouseCoopers LLP is ratified, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the interests of GoodRx.

VOTE REQUIRED

This proposal requires the approval the majority of votes cast. Abstentions will have no effect on the proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of PricewaterhouseCoopers LLP, we do not expect any broker non‑votes in connection with this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

	The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee has reviewed GoodRx’s audited financial statements for the fiscal year ended December 31, 2020 and has discussed these financial statements with management and GoodRx’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, GoodRx’s independent registered public accounting firm the matters that they are required to provide to the Audit Committee, including the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

GoodRx’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and GoodRx, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from GoodRx.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the audited financial statements be included in GoodRx’s Annual Report on Form 10‑K for the fiscal year ended December 31, 2020.

Julie Bradley (Chair)

Adam Karol

Agnes Rey-Giraud

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS

Set forth below are the fees paid to our independent registered public accounting firm, PricewaterhouseCoopers LLP, for the fiscal years ended December 31, 2020 and 2019 (in thousands):

Fee Category	Fiscal 2020	Fiscal 2019
Audit Fees	$2,901	$1,561
Audit-Related Fees	$—	$85
Tax Fees	$153	$100
All Other Fees	$2	$1
Total Fees	$3,056	$1,747

AUDIT FEES

Audit fees consist of fees for the audit of our consolidated financial statements, the review of the unaudited interim financial statements included in our quarterly reports on Form 10‑Q and other professional services provided in connection with regulatory filings or engagements, including fees billed in connection with our initial public offering in September 2020.

AUDIT‑RELATED FEES

Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees.”

TAX FEES

Tax fees comprise fees for a variety of permissible services relating to tax compliance, tax studies, and tax advice.

ALL OTHER FEES

All Other Fees relate to license fees for accounting research and disclosure checklist software.

AUDIT COMMITTEE PRE‑APPROVAL POLICY AND PROCEDURES

The Audit Committee adopted a policy (the “Pre-Approval Policy”) in connection with our IPO, which sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by the independent auditor may be pre-approved. The Pre-Approval Policy generally provides that we will not engage an independent auditor to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the Audit Committee (“specific pre-approval”) or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (“general pre-approval”). Unless a type of service to be provided by the independent auditor has received general pre-approval by the Audit Committee, it requires specific pre-approval by the Audit Committee. Any proposed services exceeding 10% of pre-approved fee levels or budgeted amounts also require specific pre-approval.

For both types of pre-approval, the Audit Committee considers whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee will also consider whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor should necessarily be determinative.

In connection with the Pre-Approval Policy, the Audit Committee will periodically review and pre-approve any services (and related fee levels or budgeted amounts) that may be provided by the independent auditor without first obtaining specific preapproval from the Audit Committee or the Chair of the Audit Committee. The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations. All services to the Company provided by PricewaterhouseCooper after the adoption of the Pre-Approval Policy in 2020 were approved in accordance with the Pre-Approval Policy.

EXECUTIVE OFFICERS

The following table identifies our current executive officers:

Name	Age	Position
Douglas Hirsch[1]	50	Co-Chief Executive Officer and Director
Trevor Bezdek[2]	43	Co-Chief Executive Officer and Director
Karsten Voermann[3]	51	Chief Financial Officer
Andrew Slutsky[4]	35	President, Consumer
Babak Azad[5]	48	Chief Marketing Officer and SVP, Marketing & Communications
Bansi Nagji[6]	56	President, Healthcare

[1]	See biography on page 10 of this proxy statement.
[2]	See biography on page 11 of this proxy statement.
[3]

Karsten Voermann has served as our Chief Financial Officer since March 2020. From May 2018 to February 2020, Mr. Voermann served as Chief Financial Officer of Mercer Advisors, an investment advisory services firm, and from July 2015 to May 2018, Mr. Voermann served as Chief Financial Officer of Ibotta, an app-based provider of consumer discounts on consumer packaged goods and other items, and has over 20 years of financial experience with public and private companies. Mr. Voermann holds an H.B.A. in Business from the University of Western Ontario and an M.B.A. from Harvard Business School.

[4]

Andrew Slutsky has served as our President, Consumer since October 2019 and has been at the Company since February 2012 and was our third employee. From 2011 to 2012, Mr. Slutsky served as a Senior Marketing Manager at RentTheRunway, an internet clothing company, and from 2008 to 2011, Mr. Slutsky served as a Director of Loeb Enterprises, a venture capital company, where he launched digital marketing for Loeb Enterprises’ early pharmacy discount program. Mr. Slutsky holds a B.A. in Political Science from Amherst College.

[5]

Babak Azad has served as our Chief Marketing Officer and SVP, Marketing & Communications since October 2019. Mr. Azad is the Founder of Round 2 Ventures, LLC, a marketing consulting business, focused on marketing activities of various clients, including GoodRx from June 2017 to October 2019. Prior to this, Mr. Azad served as a Senior Vice President of Media and Customer Acquisition for Beachbody, LLC, a developer of health and fitness related products, from February 2007 to April 2015. Mr. Azad holds a B.S. in Mathematics from MIT and an M.B.A. from the Stanford Graduate School of Business.

[6]

Bansi Nagji has served as our President, Healthcare since June 2020. Previously, Mr. Nagji served for more than 5 years as the Executive Vice President and Chief Strategy and Business Development Officer at McKesson Corporation, a global leader in healthcare supply chain management solutions and retail pharmacy. Prior to McKesson Corporation, Mr. Nagji served from January 2013 to February 2015 as a Principal of Deloitte Consulting, LLP, a consulting firm, and as the Global Leader of Monitor Deloitte. Mr. Nagji previously worked for almost 20 years at Monitor Group, a global strategy consulting firm, and served as a senior partner and President of the firm when it merged with Deloitte. Currently, Mr. Nagji has served on the board of directors of Change Healthcare, Inc. since 2017, where he also sits on the Compensation Committee and Nominating and Corporate Governance Committee. He has previously served as a director of several private companies, including Deloitte LLP from 2013 to 2015. Mr. Nagji received B.A. and M.A. degrees from Cambridge University and an M.B.A. with Distinction from INSEAD.

CORPORATE GOVERNANCE

GENERAL

Our Board has adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics and charters for our Nominating and Corporate Governance Committee, Audit Committee,Compensation Committee and Compliance Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of GoodRx. You can access our current committee charters, our Corporate Governance Guidelines and our Code of Business Conduct and Ethics in the “Governance” section of the “Investors” page of our website located at www.goodrx.com, or by writing to our offices at 2701 Olympic Boulevard, West Building - Suite 200, Santa Monica, California 90404.

BOARD COMPOSITION

Our Board currently consists of ten (10) members: Christopher Adams, Trevor Bezdek, Julie Bradley, Dipanjan Deb, Douglas Hirsch, Adam Karol, Jacqueline Kosecoff, Stephen LeSieur, Gregory Mondre and Agnes Rey-Giraud. Our Board is currently divided into three classes with staggered, three‑year terms. At each annual meeting of stockholders, the successor to each director whose term then expires will be elected to serve from the time of election and qualification until the third annual meeting following election or such director’s death, resignation or removal, whichever is earliest to occur. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one‑third of the directors. The division of our Board into three classes with staggered three‑year terms may delay or prevent a change of our management or a change in control of the Company.

STOCKHOLDERS AGREEMENT

In connection with our IPO, we entered into a Stockholders Agreement with SLP Geology Aggregator, L.P., Francisco Partners IV, L.P., Francisco Partners IV-A, L.P., Spectrum Equity VII, L.P., Spectrum VII Investment Managers’ Fund, L.P., Spectrum VII Co-Investment Fund, L.P. and Idea Men, LLC, or the parties to our Stockholders Agreement, granting them certain board designation rights so long as they maintain a certain percentage of ownership of our outstanding common stock.

This Stockholders Agreement requires us to, among other things, nominate a number of individuals for election as our directors at any meeting of our stockholders, designated by SLP Geology Aggregator, L.P. (with certain affiliate stockholders, the “Silverlake Stockholders” and each such designated individual a “Silver Lake Designee”), Francisco Partners IV, L.P. and Francisco Partners IV-A, L.P. (with certain affiliate stockholders, the “Francisco Partners Stockholders” and each such designated individual a “Francisco Partners Designee”), Spectrum Equity VII, L.P., Spectrum VII Investment Managers’ Fund, L.P., and Spectrum VII Co-Investment Fund, L.P. (with certain affiliate stockholders, the “Spectrum Stockholders” and each such designated individual a “Spectrum Designee”) and Idea Men, LLC (with certain affiliate stockholders, the “Idea Men Stockholders,” each such designated individual a “Idea Men Designee,” and, together with the Silver Lake Designees, Francisco Partners Designees and Spectrum Designee, the “Stockholder Designees”), such that, upon the election of such individual and each other individual nominated by or at the direction of our board of directors or a duly-authorized committee of the board, as a director of our company, the number of: (A) Silver Lake Designees serving as directors will be equal to (i) three (3) directors, if Silver Lake Stockholders continue to beneficially own at least 20% of the aggregate number of shares of common stock outstanding immediately following the closing of our IPO and related private placement on September 25, 2020 (the “Closing Date”), (ii) two (2) directors, if Silver Lake Stockholders continue to beneficially own less than 20% but more than 10% of the aggregate number of shares of common stock outstanding immediately following the Closing Date or (iii) one (1) director, if Silver Lake Stockholders continue to beneficially own less than 10% but more than 5% of the aggregate number of shares of common stock outstanding immediately following the Closing Date; (B) Francisco Partners

Designees serving as directors will be equal to (i) two (2) directors, if Francisco Partners Stockholders continue to beneficially own at least 10% of the aggregate number of shares of common stock outstanding immediately following the Closing Date, or (ii) one (1) director, if Francisco Partners Stockholders continue to beneficially own less than 10% but more than 5% of the aggregate number of shares of common stock outstanding immediately following the Closing Date; (C) Spectrum Designees serving as directors will be equal to one (1) director, if Spectrum Stockholders continue to beneficially own at least 5% of the aggregate number of shares of common stock outstanding immediately following the Closing Date; and (D) Idea Men Designees serving as directors will be equal to two (2) directors, if Idea Men Stockholders continues to beneficially own at least 5% of the aggregate number of shares of common stock outstanding immediately following the Closing Date provided that the Idea Men Designees shall be Trevor Bezdek, for so long as Trevor Bezdek serves as our Chief Executive Officer or Co-Chief Executive Officer, and Douglas Hirsch, for so long as Douglas Hirsch serves as our Chief Executive Officer or Co-Chief Executive Officer.

Each party to our stockholders agreement has also agreed to vote, or cause to vote, all of their outstanding shares of our Class A common stock and Class B common stock at any annual or special meeting of stockholders in which directors are elected, so as to cause (i) the election of the Silver Lake Designees, Francisco Partners Designees, Spectrum Designee and Idea Men Designees and (ii) the election of two (2) directors who are not affiliated with any party to our stockholders agreement and who satisfy the standards of independence established for independent directors under the rules of The Nasdaq Stock Market LLC (the “Nasdaq Rules”) and the additional independence standards applicable to audit committee members established pursuant to Rule 10A-3 under the Exchange Act.

In addition, pursuant to the stockholders agreement, if the Idea Men Stockholders continue to beneficially own at least 5% of the aggregate number of outstanding shares of common stock at any time that the number of Silver Lake Designees, Francisco Partners Designees or the Spectrum Designee is decreased pursuant to the terms above, then the number of Idea Men Designees serving as directors will be increased on a one to one basis. For so long as the Silver Lake Stockholders and Francisco Partners Stockholders continue to maintain at least one (1) director as Silver Lake Designees and Francisco Partners Designees, respectively, the Idea Men Stockholders shall not nominate a director to fill a vacancy caused by a decrease in the number of Silver Lake Designees or Francisco Partners Designees, or by the removal of the Spectrum Designee, pursuant to the terms above without the consent of each of Silver Lake Stockholders and Francisco Partners Stockholders.

If the number of individuals that Silver Lake, Francisco Partners, Spectrum or Idea Men, LLC have the right to designate is decreased because of the decrease in its in ownership, then the corresponding Silver Lake Designee, Francisco Partners Designee, Spectrum Designee or Idea Men Designee will immediately offer to tender his or her resignation for consideration by our Board and, if such resignation is requested by the Board, such director shall resign within thirty (30) days from the date that the respective stockholder’s director designation right decreased. The last remaining Silver Lake Designee, Francisco Partners Designee, Spectrum Designee or Idea Men Designee may remain on our board of directors through the end of his or her then current term; provided, that a director may resign at any time regardless of the period of time left in his or her then current term.

As a result of the Stockholders Agreement, we expect that the parties to the agreement acting in conjunction will control the election of directors at GoodRx.

DIRECTOR INDEPENDENCE

Our Board of Directors has affirmatively determined that Christopher Adams, Julie Bradley, Dipanjan Deb, Adam Karol, Jacqueline Kosecoff, Stephen LeSieur, Gregory Mondre and Agnes Rey-Giraud are each an “independent director,” as defined under the Nasdaq Rules. In evaluating and determining the independence of the directors, the Board considered that GoodRx may have certain relationships with its directors. Specifically, the Board of Directors considered that certain of our directors are affiliated with significant stockholders of the Company.

CONTROLLED COMPANY EXEMPTION

Pursuant to the terms of the Stockholders Agreement, the Silver Lake Stockholders, Francisco Partners Stockholders, Spectrum Stockholders and Idea Men Stockholders, in the aggregate, have more than 50% of the voting power for the election of directors, and, as a result, we are considered a “controlled company” for the purposes of the Nasdaq Rules. As such, we qualify for, and rely on, exemptions from certain corporate governance requirements. As a result, we are not subject to certain corporate governance requirements, including that a majority of our Board consists of “independent directors,” as defined under the Nasdaq Rules. In addition, we are not required to have a nominating and corporate governance committee or compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities or to conduct annual performance evaluations of the nominating and corporate governance and compensation committees. Accordingly, our stockholders may not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of the Nasdaq Rules.

Currently, eight out of ten of the directors on our Board are independent under the Nasdaq Rules, and our Compensation Committee consists entirely of independent directors under the Nasdaq rules. However, our Nominating and Corporate Governance Committee is not entirely independent in reliance on the controlled company exemption and we rely on certain exemptions to the corporate governance requirements for our Compensation Committee and Nominating and Corporate Governance Committee. For so long as we remain a “controlled company,” we may avail ourselves of other exemptions available to “controlled companies” in the future.

If at any time we cease to be a “controlled company” under the Nasdaq Rules, our Board intends to take any action that may be necessary to comply with the Nasdaq Rules, subject to a permitted “phase-in” period.

DIRECTOR CANDIDATES

The Nominating and Corporate Governance Committee is responsible for identifying and reviewing the qualifications of potential director candidates and recommending to the Board those candidates to be nominated for election to the Board, subject to any obligations and procedures governing the nomination of directors to the Board that may be included in the Stockholders Agreement.

To facilitate the search process for director candidates, the Nominating and Corporate Governance Committee may solicit our current directors and executives for the names of potentially qualified candidates or may ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders. Once potential candidates are identified, the Nominating and Corporate Governance Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from us and potential conflicts of interest, and determines if candidates meet the qualifications desired by the Nominating and Corporate Governance Committee of candidates for election as director.

Under the Stockholders Agreement, the Directors initially designated for election to the applicable classes of the Board (i) by the Silver Lake Stockholders are Gregory Mondre, Adam Karol, and Agnes Rey Giraud, (ii) by the Francisco Partners Stockholders are Dipanjan Deb and Christopher Adams, (iii) by the Spectrum Stockholders is Stephen LeSieur and (iv) by the Idea Men Stockholders are Trevor Bezdek and Douglas Hirsch.

In accordance with our Corporate Governance Guidelines, in evaluating the suitability of individual candidates, the Nominating and Corporate Governance Committee may take into account many factors, including: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; strong finance experience; relevant social policy concerns; experience relevant to the Company’s industry; experience as a board member or executive officer of another publicly held company; relevant academic expertise or other proficiency in an area of the Company’s operations; diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other board members; diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience; practical and mature business judgment, including, but not limited to, the ability to make independent analytical inquiries; and any other relevant qualifications, attributes or skills. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee may also consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating and Corporate Governance Committee, c/o General Counsel, GoodRx Holdings, Inc., 2701 Olympic Boulevard, West Building - Suite 200, Santa Monica, California 90404. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder‑recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

COMMUNICATIONS FROM STOCKHOLDERS

Stockholders of the Company may communicate directly with the independent members of the Board or any Chair of a Board committee about corporate governance, corporate strategy, Board-related matters or other substantive matters that our General Counsel consider to be important for the director(s) to know, by addressing any communications to the intended recipient by name or position in care of: GoodRx Holdings, Inc., Attn: General Counsel, 2701 Olympic Boulevard, West Building - Suite 200, Santa Monica, California 90404, subject to compliance with the requirements and parameters noted below. Such communications may be made confidentially or anonymously.

All communications, including stockholder recommendations of director candidates, must be accompanied by the following regarding the person submitting the communication: a statement of the type and amount of the securities of the Company that the person holds, and the address, telephone number and e-mail address, if any, of the person.

The following types of communications are considered inappropriate for delivery to directors:

•	Communications regarding individual grievances or other interests that are personal to the party submitting the communication;
•	Communications regarding ordinary business operations; and
•	Communications that contain offensive, obscene or abusive content.

Communications deemed to comply with the above requirements and to be appropriate for delivery will be delivered to the applicable director(s) on a periodic basis, generally in advance of each regularly scheduled meeting of the Board. Concerns relating to accounting, internal accounting controls, auditing matters or questionable financial practices will be handled in accordance with the procedures established by the Audit Committee with respect to such matters.

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

The Board has determined not to have a Chair of the Board at this time. Our Board exercises its judgment in establishing, combining or separating the roles of Chairman of the Board and Chief Executive Officer as it deems appropriate in light of prevailing circumstances. The Board will continue to exercise its judgment on an ongoing basis to determine the optimal Board leadership structure that the Board believes will provide effective leadership, oversight and direction, while optimizing the functioning of both the Board and management and facilitating effective communication between the two. The Board has concluded that the current structure provides a well-functioning and effective balance between strong Company leadership and appropriate safeguards and oversight by independent directors, including independent chairs of each Board committee, without the need for a Chair of the Board.

If there is a Chair of the Board and the Chair is a member of management or does not otherwise qualify as independent, the Independent Directors may elect a lead director. The lead director’s responsibilities would include, but are not limited to: presiding over all meetings of the Board at which the Chair of the Board is not present, including any executive sessions of the Independent Directors; approving Board meeting schedules and agendas; and acting as the liaison between the Independent Directors and the Co-Chief Executive Officers and Chair of the Board. If there is a Chair of the Board and the Chair is an Independent Director, the Chair of the Board will serve as lead director. The Board may modify its leadership structure in the future as it deems appropriate.

Risk assessment and oversight are an integral part of our governance and management processes. Our management is responsible for our day-to-day risk management activities. Our Audit Committee is responsible for overseeing our risk management process. Our Audit Committee focuses on our general risk management policies and strategy, the most significant risks facing us, including cybersecurity, and oversees the implementation of risk mitigation strategies by management. Our Compensation Committee is responsible for overseeing risks related to our compensation programs. Our Board is also apprised of particular risk management matters in connection with its general oversight role, including business continuity risks relating to the COVID-19 pandemic, and approval of corporate matters and significant transactions. The Board does not believe that its role in the oversight of our risks affects the Board’s leadership structure.

ANTI-HEDGING POLICY

Our Board has adopted an Insider Trading Compliance Policy, which applies to all of our directors, officers and employees. Unless pre-approved by our Board in each instance, the policy prohibits our directors, officers and employees and any entities they control from purchasing financial instruments such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities, or that may cause an officer, director, or employee to no longer have the same objectives as the Company’s other stockholders.

CODE OF ETHICS

We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees. A copy of the code is available on our website at www.goodrx.com in the “Governance” section of the “Investors” page. We expect that any amendments to the code, or any waivers of its requirements, that are required to be disclosed by SEC or Nasdaq rules will be disclosed on our website.

ATTENDANCE BY MEMBERS OF THE BOARD OF DIRECTORS AT MEETINGS

There were five meetings of the Board during the fiscal year ended December 31, 2020. During the fiscal year ended December 31, 2020, each director attended at least 75% of the aggregate of (i) all meetings of the Board during the period in which he or she served as a director and (ii) all meetings of the committees on which the director served during the period in which he or she served as a director.

Under our Corporate Governance Guidelines, which are available on our website at www.goodrx.com, a director is expected to spend the time and effort necessary to properly discharge his or her responsibilities. Accordingly, a director is expected to regularly prepare for and attend meetings of the Board and all committees on which the director sits (including separate meetings of the independent directors), with the understanding that, on occasion, a director may be unable to attend a meeting. A director who is unable to attend a meeting of the Board or a committee of the Board is expected to notify the Chairman of the Board or the Chairman of the appropriate committee in advance of such meeting, and, whenever possible, participate in such meeting via teleconference in the case of an in person meeting. We do not maintain a formal policy regarding director attendance at the Annual Meeting; however, it is expected that, absent compelling circumstances, directors will attend.

COMMITTEES OF THE BOARD

Our Board has established four standing committees—Audit, Compensation, Compliance and Nominating and Corporate Governance—each of which operates under a written charter that has been approved by our Board.

The members of each of the Board committees are set forth in the following chart.

Name	Audit	Compensation	Compliance	Nominating and Corporate Governance
Christopher Adams				Chair
Trevor Bezdek			X	X
Julie Bradley	Chair
Dipanjan Deb		X
Douglas Hirsch
Adam Karol	X		X
Jacqueline Kosecoff		X
Stephen LeSieur			X
Gregory Mondre		Chair		X
Agnes Rey-Giraud	X		Chair

AUDIT COMMITTEE

Our Audit Committee’s responsibilities include, but are not limited to:

•	appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;
•	discussing with our independent registered public accounting firm their independence;
•	reviewing with our independent registered public accounting firm the scope and results of their audit;
•	approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;
•	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;
•	reviewing our policies on risk assessment and risk management;
•	reviewing related person transactions;
•	overseeing our financial and accounting controls and compliance with legal and regulatory requirements; and
•	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting or auditing matters.

The Audit Committee charter is available on our website at www.goodrx.com. The current members of the Audit Committee are Julie Bradley, Adam Karol and Agnes Rey-Giraud, with Julie Bradley serving as chair. We are currently relying on the phase-in rules of Rule 10A-3 under the Exchange Act and the Nasdaq Rules with respect to the requirement that an audit committee be composed entirely of members of the board of directors who satisfy the standards of independence established for independent directors under Nasdaq Rules and the additional independence standards applicable to audit committee members established pursuant to Rule 10A-3 under the Exchange Act, as determined by the board of directors. Our Board has determined that each of Julie Bradley and Agnes Rey-Giraud are independent directors under Nasdaq Rules and the additional independence standards applicable to audit committee members established pursuant to Rule 10A-3 under the Exchange Act. Adam Karol is not independent under the additional independence standards applicable to audit committee members established pursuant to Rule 10A-3 under the Exchange Act. Our Board has also determined that each of Julie Bradley, Adam Karol and Agnes Rey-Giraud meets the “financial literacy” requirement for Audit Committee members under Nasdaq Rules and Julie Bradley is an “audit committee financial expert” within the meaning of the SEC rules.

The Audit Committee met five times during the fiscal year ended December 31, 2020.

COMPENSATION COMMITTEE

The Compensation Committee is responsible for, among other matters:

•	reviewing and making recommendations to the Board regarding the compensation of our Co-Chief Executive Officers and other executive officers;
•	reviewing and making recommendations to our Board regarding the compensation of our directors;
•	reviewing and approving or making recommendations to our Board regarding our incentive compensation and equity-based plans and arrangements; and
•	appointing and overseeing any compensation consultants.

Pursuant to the Compensation Committee’s charter, which is available on our website at www.goodrx.com, the Compensation Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities. The Compensation Committee generally considers the Co-Chief Executive Officer’s input when making recommendations regarding the compensation of non-employee directors and executive officers (other than the Co-Chief Executive Officers). In 2020, prior to the formation of our Compensation Committee, the Company retained Pearl Meyer & Partners, LLC,  a compensation consulting firm (“Pearl Meyer”), to assist in making decisions regarding the amount and types of compensation to provide our executive officers. As part of this process, the Compensation Committee, once established, reviewed a compensation assessment provided by Pearl Meyer comparing our compensation to that of a group of peer companies within our industry and met with Pearl Meyer to discuss our executive compensation and to receive input and advice.

The Compensation Committee may delegate its authority under its charter to a subcommittee as it deems appropriate from time to time. The Compensation Committee has the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it deems appropriate, including the authority to request any officer, employee or adviser of the Company to meet with the Compensation Committee or any advisers engaged by the Compensation Committee. In addition to the foregoing and other authority expressly delegated to the Compensation Committee in the charter, the Compensation Committee may also exercise any other powers and carry out any other responsibilities consistent with the charter, the purposes of the Compensation Committee, the Company’s Amended and Restated Bylaws and applicable rules of Nasdaq.

The current members of our Compensation Committee are Dipanjan Deb, Jacqueline Kosecoff and Gregory Mondre, with Gregory Mondre serving as chair. Each member of our Compensation Committee meets the requirements for independence under the current Nasdaq Rules, including the Nasdaq Rules applicable to compensation committee membership. Dr. Kosecoff is also a non-employee director, as defined in Section 16b-3 of the Exchange Act.

The Compensation Committee, which was established in connection with our IPO, did not meet during the fiscal year ended December 31, 2020.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Nominating and Corporate Governance Committee is responsible for, among other matters:

•

identifying individuals qualified to become members of our Board, consistent with criteria approved by our Board, except where the Company is legally required by contract, bylaw or otherwise to provide third parties with the right to designate directors, including pursuant to the Stockholders Agreement (for so long as such agreement is in effect);

•

recommending to our Board the nominees for election to our Board at annual meetings of stockholders, except where the Company is legally required by contract, bylaw or otherwise to provide third parties with the right to designate directors, including pursuant to the Stockholders Agreement (for so long as such agreement is in effect);

•	overseeing an evaluation of the Board and its committees; and
•	developing and recommending to our Board a set of corporate governance guidelines and principles.

The Nominating and Corporate Governance Committee charter is available on our website at www.goodrx.com. Our Nominating and Corporate Governance Committee consists of Christopher Adams, Trevor Bezdek and Gregory Mondre, with Christopher Adams serving as chair. Mr. Adams and Mr. Mondre meet the requirements for independence under the current Nasdaq Rules. Mr. Bezdek, as one of our Co-Chief Executive Officers, does not qualify as independent under the current Nasdaq Rules. The composition of our Nominating and Corporate Governance committee meets the requirements for independence under the Nasdaq Rules, including the exemptions available to controlled companies. The Nominating and Corporate Governance Committee has the authority to consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders.

The Nominating and Corporate Governance Committee, which was established in connection with our IPO, did not meet during the fiscal year ended December 31, 2020.

COMPLIANCE COMMITTEE

Our Compliance Committee oversees and assists our Board in reviewing and providing general oversight of our compliance with federal and state laws and regulations relating to healthcare and in monitoring our performance with respect to such legal and regulatory requirements. Our Compliance Committee is responsible for, among other things:

•	reviewing and overseeing our compliance program;
•	ensuring proper communication of significant healthcare regulatory compliance issues to our board of directors; and
•	reviewing significant healthcare regulatory compliance risk areas and the steps taken by management to monitor, control and report such compliance risk exposures.

The current members of our Compliance Committee are Trevor Bezdek, Adam Karol, Stephen LeSieur and Agnes Rey-Giraud, with Agnes Rey-Giraud serving as chair.

The Compliance Committee met three times during the fiscal year ended December 31, 2020.

EXECUTIVE COMPENSATION

This section discusses the material components of the executive compensation program for our executive officers who are named in the “Summary Compensation Table” below. In 2020, our co-chief executive officers and our two other highest-paid executive officers, or our named executive officers, were as follows:

•	Douglas Hirsch, Co-Chief Executive Officer;
•	Trevor Bezdek, Co-Chief Executive Officer;
•	Andrew Slutsky, President, Consumer; and
•	Bansi Nagji, President, Healthcare.

This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt in the future may differ materially from the currently planned programs summarized in this discussion.

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the compensation of our named executive officers:

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
Douglas Hirsch	2020	500,000	785	266,662,480	—	480,000	6,921	267,650,186
Co-Chief Executive Officer	2019	500,000	—	—	—	608,831	16,400	1,125,231
Trevor Bezdek	2020	500,000	451	266,662,480	—	480,000	9,511	267,652,442
Co-Chief Executive Officer	2019	500,000	—	—	—	608,831	39,850	1,148,681
Andrew Slutsky	2020	425,000	971	48,389,999	—	115,200	5,345	48,936,515
President, Consumer	2019	324,000	—	—	—	118,357	8,920	451,277
Bansi Nagji (4)	2020	278,525	952	—	4,808,997	259,200	23,331	5,371,005
President, Healthcare

(1)	Amounts reflect special bonuses.
(2)

Amounts reflect the aggregate grant date fair value of restricted stock units and stock options granted in 2020, computed in accordance with the provisions of Accounting Standards Codification (“ASC”) Topic 718, Stock Compensation. These amounts do not reflect the actual economic value that will be realized by the employee upon the vesting, settlement or exercise of the stock option and/or stock award. The assumptions that we used to calculate these amounts are discussed in Note 15 to our audited consolidated financial statements for the fiscal year ended December 31, 2020 included in our Annual Report on Form 10-K filed with the SEC on March 12, 2021.

(3)

Amounts for 2020 include (i) Company-paid matching contributions to our 401(k) plan ($5,833, $8,708, $4,000 and $5,000 for Messrs. Hirsch, Bezdek, Slutsky and Nagji, respectively), (ii) Company reimbursement of cell phone expenses ($500, $500, $600 and $350 for Messrs. Hirsch, Bezdek, Slutsky and Nagji, respectively), (iii) tax gross-ups related to special bonuses ($588, $303, $745 and $487 for Messrs. Hirsch, Bezdek, Slutsky and Nagji, respectively), and (iv) Company reimbursement of legal fees ($17,494) for Mr. Nagji.

(4)	Mr. Nagji’s employment with us commenced on June 16, 2020; therefore, certain amounts for Mr. Nagji, such as salary, reflect a partial year of service.

NARRATIVE TO SUMMARY COMPENSATION TABLE

2020 Salaries

The named executive officers receive a base salary to compensate them for services rendered to our company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities.

The base salaries for each of Messrs. Hirsch, Bezdek and Nagji for 2020 was $500,000; and our board of directors approved an increase to Mr. Slutsky’s annual base salary from $400,000 to $500,000, effective as of October 1, 2020.  Because Mr. Nagji’s employment start date was June 16, 2020, his actual base salary received in 2020 reflected his partial year of service. The Summary Compensation Table above shows the actual base salaries paid to each named executive officer in 2020.

2020 Bonuses

Each of Messrs. Hirsch, Bezdek, Slutsky, and Nagji was eligible to earn a cash incentive bonus based upon the achievement of pre‑determined revenue goals of the Company and its consolidated subsidiaries for 2020 (each such bonus, a Revenue Bonus). For 2020, the target Revenue Bonus for each of Messrs. Hirsch, Bezdek, and Nagji was 100% of his base salary for 2020.  With respect to Mr. Slutsky, his target Revenue Bonus was blended to reflect (i) 50% of his base salary paid in 2020 through September, and (ii) an increased target of 100% of his base salary, effective as of October 1, 2020. Each named executive officer was eligible to receive a bonus expressed as a percentage of his applicable target bonus based on the actual achievement of revenue above 75% of the target revenue goal. During calendar year 2020, the Company and its consolidated subsidiaries achieved a consolidated revenue at a level that triggered the payments equal to 96% of the executive’s target bonus.  The actual bonuses paid are set forth above in the Summary Compensation Table in the column entitled “Non-Equity Incentive Plan Compensation.”  Because Mr. Nagji’s employment start date was June 16, 2020, he received a prorated Revenue Bonus in 2020 to reflect his partial year of service.

Equity Compensation

We typically grant equity awards to key new hires upon their commencing employment with us. We historically have used stock options as the primary incentive for long-term compensation to our named executive officers because they are able to profit from stock options only if our stock price increases relative to the stock option’s exercise price, which generally is set at or above the fair market value of our Class A common stock as of the applicable grant date. Generally, the stock options we grant vest in equal monthly installments over four years, either monthly during the four-year period or monthly following a one-year cliff, subject to the employee’s continued service with us on the vesting date.

In connection with and following our IPO, we have also granted restricted stock unit awards to certain of our named executive officers.  The equity awards granted to our named executive officers in 2020 are discussed below.

Equity Compensation Plans

Prior to our IPO, our Fifth Amended and Restated 2015 Equity Incentive Plan, or the 2015 Plan, was the primary compensation plan that we used to grant equity awards to our employees, including our executive officers.

In connection with our IPO, our board of directors adopted, and our stockholders approved, the 2020 Incentive Award Plan, referred to below as the 2020 Plan, as the vehicle pursuant to which we may grant of cash and equity incentives.  The 2015 Plan was terminated in connection with the effectiveness of the 2020 Plan, and no further awards have been since our IPO, or will be, granted under the 2015 Plan.

2020 Equity Grants

Founders IPO Awards. In connection with our IPO, our board of directors approved the grant of restricted stock unit awards covering an aggregate of 12,316,533 shares of Class B common stock under the 2020 Plan to each of Messrs. Hirsch and Bezdek, which we refer to as the Founders Awards.

The Founders Awards became effective upon the completion of the IPO, and each Founders Award consisted of (i) 8,211,022 restricted stock units that vest based on the achievement of performance goals, which we refer to as the Performance‑Vesting Founders Awards and (ii) 4,105,511 restricted stock units that vest based on the passage of time, which we refer to as the Time-Vesting Founders Awards.

The Performance-Vesting Founders Awards were eligible to vest over a seven-year period following the grant date, based on the achievement of stock price goals ranging from $6.07 per share to $51.28 per share. Given our stock price for the post IPO period, all of the stock price goals with respect to the Performance-Vesting Founders Awards were achieved in October 2020; as a result, all 16,422,044 Performance-Vesting Founders Awards vested. Vested restricted stock units will be settled in shares of Class B common stock on the third anniversary of the applicable vesting date or, if earlier, upon a qualifying change in control event or to satisfy certain tax withholding requirements.

The Time-Vesting Founders Awards will vest in substantially equal quarterly installments over the four-year period beginning September 1, 2020, subject to the founder’s continued employment. The Time-Vesting Founders Awards are subject to the following vesting acceleration terms (with any acceleration upon a termination of employment subject to the timely execution and non-revocation of a general release of claims):

•

In the event of a change in control of the Company then up to 25% of the Time-Vesting Founders Award will vest and in the event that the Time-Vesting Founders Award is assumed in connection with a change in control, the vesting period of the award will shorten from four years to three years.

•

Upon a termination of an employment without cause by us or for good reason by the founder, up to 50% of the Time-Vesting Founders Award will accelerate and vest; but if either such termination occurs within 12 months following a Change in Control, then the Time-Vesting Founders Award will accelerate and vest in full.

•	Upon a termination of employment due to death or disability, the next quarterly vesting tranche of the Time-Vesting Founders Award will accelerate and vest.

Slutsky Equity Award.  On October 30, 2020, our board of directors approved the grant of a restricted stock unit award to Mr. Slutsky under the 2020 Plan in order to compensate Mr. Slutsky for his contributions to the Company and to retain and incentivize further superior performance.  The restricted stock unit award covers 1,000,000 shares of the Company’s Class A common stock and will vest in substantially equal quarterly installments over the four-year period commencing on October 1, 2020, subject to Mr. Slutsky’s continued employment with the Company through the applicable vesting date.

Nagji Equity Award.  In connection with the commencement of Mr. Nagji’s employment with us in June 2020, our board of directors approved the grant of a nonqualified stock option award to Mr. Nagji under the 2015 Plan covering an aggregate of 1,500,000 shares of our common stock.  This option vests and becomes exercisable as follows, subject to Mr. Nagji’s continued service with us through the applicable vesting date:

•	as to 700,000 of the shares underlying the option, with respect to 1/48 of such shares on each monthly anniversary of June 10, 2020 (the “Nagji Time-Vesting Schedule”);
•

as to 200,000 of the shares underlying the option, in accordance with the Nagji Time-Vesting Schedule, but if the applicable performance condition (as described below) has not yet been satisfied on any applicable vesting date, then the shares shall vest on the date the performance condition is achieved;

•

as to 400,000 of the shares underlying the option, (i) as to 50% of such shares, on January 1, 2022 and (ii) as to the remaining 50% of such shares, on the later of January 1, 2022 and the date of the achievement of a modified performance condition; and

•

as to 200,000 of the shares underlying the option, in accordance with the Nagji Time-Vesting Schedule, but if a second modified performance condition has not yet been satisfied on any applicable vesting date, then the shares shall vest on the date the performance condition is achieved.

The performance condition and modified performance conditions related to the achievement of stock price goals in connection with our initial public offering. The performance condition and each of the modified performance conditions set forth in the option agreement were each satisfied in September 2020, such that 25,000 shares vested as of the closing date of our IPO and following such date, the option will vest and become exercisable as follows: (i) as to 1,100,000 of the shares underlying the option, to the extent not vested as of the IPO closing date, in accordance with the Nagji Time-Vesting Schedule; and (ii) as to 400,000 of the shares underlying the option, in full on January 1, 2022.  If Mr. Nagji’s employment is terminated without “cause” or for “good reason” within 24 months after a “sale of the company” (each as defined in the option agreement), then all time-based vesting conditions that apply to the option will be waived and the option will vest and become exercisable in full as of the termination date.

Other Elements of Compensation

Retirement Plans

We currently maintain a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. Our named executive officers are eligible to participate in the 401(k) plan on the same terms as other full-time employees. The Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre‑tax basis through contributions to the 401(k) plan. Currently, we match contributions made by participants in the 401(k) plan up to a specified percentage of the employee contributions, and these matching contributions are fully vested as of the date on which the contribution is made. We believe that providing a vehicle for tax-deferred retirement savings through our 401(k) plan, and making fully vested matching contributions, adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies. Each named executive officer received Company-paid matching contributions under the 401(k) plan in 2020.

Employee Benefits and Perquisites

Health/Welfare Plans. All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans, including:

•	medical, dental and vision benefits;
•	medical and dependent care flexible spending accounts;
•	short-term and long-term disability insurance; and
•	life insurance.

We believe the perquisites described above are necessary and appropriate to provide a competitive compensation package to our named executive officers.

No Tax Gross-Ups

Except as in limited circumstances with regard to the special bonuses, we have not made gross-up payments to cover our named executive officers’ personal income taxes that may pertain to any of the compensation paid or provided by our company.

OUTSTANDING EQUITY AWARDS AT YEAR-END

The following table summarizes the number of shares of Class A and Class B common stock underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2020. Unless otherwise specified, each equity award listed in the following table was granted under the 2020 Plan and covers Class A common stock.

			Option Awards				Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Douglas Hirsch	09/11/2020	(1)	—	—	—	—	3,848,917	155,265,312
Trevor Bezdek	09/11/2020	(1)	—	—	—	—	3,848,917	155,265,312
Andrew Slutsky	11/09/2017	(2)	25,000	66,667	2.18	11/08/2027	—	—
	10/30/2020	(3)	—	—	—	—	1,000,000	40,340,000
Bansi Nagji	06/16/2020	(4)	108,334	1,362,500	6.84	06/15/2030	—	—

(1)

This restricted stock unit award covers Class B common stock, and vests with respect to 1/16 of the total number of restricted stock units on each quarterly anniversary of September 1, 2020. This award was approved by our board of directors on September 11, 2020, with such approval to become effective as of the completion of our IPO.

(2)

This option vests and becomes exercisable with respect to 1/48 of the total number of shares underlying the option on each monthly anniversary of August 1, 2017. This option was granted under the 2015 Plan.

(3)	This restricted stock unit award vests with respect to 1/16 of the award on each quarterly anniversary of October 1, 2020.
(4)

This option vests and becomes exercisable as follows: (i) as to 1,100,000 of the shares underlying the option, with respect to 1/48 of such shares on each monthly anniversary of June 10, 2020; and (ii) as to 400,000 of the shares underlying the option, on January 1, 2022.  If Mr. Nagji’s employment is terminated without “cause” or for “good reason” within 24 months after a “sale of the company” (each as defined in the option agreement), then all time-based vesting conditions that apply to the option will be waived and the option will vest and become exercisable in full as of the termination date. This option was granted under the 2015 Plan.

EXECUTIVE COMPENSATION ARRANGEMENTS

Douglas Hirsch and Trevor Bezdek 2015 Employment Agreements

On October 7, 2015, GoodRx, Inc. entered into employment agreements with Messrs. Hirsch and Bezdek, which agreements were amended and restated effective in connection with our IPO, pursuant to which each serves as our Co-Chief Executive Officer. These employment agreements provide for at-will employment, an annual base salary, and eligibility to participate in the health and welfare benefit plans and programs maintained by GoodRx, Inc. for the benefit of its employees and certain other perquisites. In addition, each of Messrs. Hirsch and Bezdek is eligible to earn an annual cash incentive bonus targeted at 100% of his base salary, which bonus is payable upon the achievement of certain performance targets.

Under the amended and restated employment agreements, if either Messrs. Hirsch or Bezdek is terminated without “cause” or due to his death, “disability” or resignation for “good reason” (each, as defined in his employment agreement), then, in addition to any accrued obligations and subject to his timely execution and non-revocation of a general release of claims, he will be eligible to receive (i) 12 months of continued payment of his base salary and (ii) 12 months of company-reimbursed COBRA continuation coverage premiums.

The employment agreements also include a “best pay” provision under Section 280G of the Code, pursuant to which any “parachute payments” that become payable to Mr. Hirsch or Mr. Bezdek will either be paid in full or reduced so that such payments are not subject to the excise tax under Section 4999 of the Code, whichever results in the better after-tax treatment to Mr. Hirsch or Mr. Bezdek, as applicable.

Andrew Slutsky 2015 Employment Agreement

On October 7, 2015, GoodRx, Inc. entered into an employment agreement with Mr. Slutsky, which agreement was amended and restated in connection with our IPO, which provides for at-will employment, an annual base salary, and eligibility to participate in the health and welfare benefit plans and programs maintained by GoodRx, Inc. for the benefit of its employees. In addition, Mr. Slutsky is eligible to earn an annual cash incentive bonus expressed as a percentage of his base salary, which bonus is payable upon the achievement of certain performance targets. Under his amended and restated employment agreement, Mr. Slutsky was eligible to receive an annual incentive bonus equal to 50% of his base salary, which percentage was increased by our board of directors to 100% of his base salary as of October 1, 2020.

Under the amended and restated employment agreement, if Mr. Slutsky is terminated without “cause” or due to his death, “disability” or resignation for “good reason” (each, as defined in his employment agreement), then, in addition to any accrued obligations and subject to his timely execution and non-revocation of a general release of claims, he will be eligible to receive (i) 12 months of continued payment of his base salary and (ii) 12 months of company-reimbursed COBRA continuation coverage premiums.

The employment agreement also includes a “best pay” provision under Section 280G of the Code, pursuant to which any “parachute payments” that become payable to Mr. Slutsky will either be paid in full or reduced so that such payments are not subject to the excise tax under Section 4999 of the Code, whichever results in the better after-tax treatment to Mr. Slutsky.

Bansi Nagji 2020 Offer Letter

On March 29, 2020, GoodRx, Inc. entered into an employment offer letter with Mr. Nagji, which provides for at-will employment, an annual base salary, and eligibility to participate in the health and welfare benefit plans and programs maintained by GoodRx, Inc. for the benefit of its employees. In addition, Mr. Nagji is eligible to earn an annual discretionary performance bonus equal to 100% of his base salary (pro-rated for 2020), subject to his continued employment through the end of the applicable performance year.

Pursuant to the offer letter, in the event that the company requires via written notice that Mr. Nagji relocate to our Santa Monica, California, office, and Mr. Nagji relocates within three months of receiving such notice, the company will reimburse Mr. Nagji on a tax grossed-up basis for relocation costs up to $500,000, subject to any applicable tax withholding.  If Mr. Nagji’s employment is terminated without “good reason” or for “cause” (each as defined in the offer letter) within one year following the relocation, 100% of the relocation reimbursement will be repayable to the company.

Pursuant to the offer letter, Mr. Nagji was granted a nonqualified stock option covering 1,500,000 shares of our common stock under the 2015 Plan in June 2020.  Each of the performance conditions set forth in the option agreement was satisfied in September 2020, such that 25,000 shares vested as of the closing date of our IPO and following such satisfaction, the option vests and becomes exercisable as follows: (i) as to 1,100,000 of the shares underlying the option, to the extent not vested as of the IPO closing date, in accordance with the Nagji Time-Vesting Schedule; and (ii) as to 400,000 of the shares underlying the option, in full on January 1, 2022. If Mr. Nagji’s employment is terminated without cause or for good reason within 24 months after a “sale of the company,” then all time-based vesting conditions that apply to the option will be waived and the option will vest and become exercisable in full as of the termination date, subject to his execution and non-revocation of a general release of claims. For additional discussion regarding this stock option award, please see “—Nagji Equity Award” above.

Pursuant to the offer letter, if Mr. Nagji’s employment is terminated by the company without cause or by him for good reason, he will be eligible to receive 12 months of continued payment of his base salary (subject to his execution and non-revocation of a general release of claims) and any bonus amount that is earned but unpaid as of the termination date.

The offer letter also includes a “best pay” provision under Section 280G of the Code, pursuant to which any “parachute payments” that become payable to Mr. Nagji will either be paid in full or reduced so that such payments are not subject to the excise tax under Section 4999 of the Code, whichever results in the better after-tax treatment to Mr. Nagji.

Mr. Nagji was also required to execute the Company’s proprietary information and invention assignment agreement as a condition to his employment under the offer letter.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

As of December 31, 2020, the following securities were authorized for issuance under our equity compensation plans:

Plan category:	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights		Weighted- Average Exercise Price of Outstanding Options, Warrants, and Rights		Number of Securities Available for Future Issuance Under Equity Compensation Plans (excludes securities reflected in first column)
Equity compensation plans approved by security holders(1)					43,386,637	(2)
Class A Restricted Stock Units	2,789,826	(3)	—
Class B Restricted Stock Units	23,388,556	(4)	—
Options to Purchase Class A Common Stock	21,527,886	(5)	$6.22	(6)
Equity compensation plans not approved by security holders	—		—		—
Total	47,706,268		$6.22		43,386,637

(1)	Consists of the Fifth Amended and Restated 2015 Equity Incentive Plan (the “2015 Plan”), 2020 Incentive Award Plan (the “2020 Plan”), and 2020 Employee Stock Purchase Plan (the “ESPP”).
(2)

The number of shares authorized under our 2020 Incentive Award Plan will increase on the first day of each calendar year beginning on January 1, 2021 and ending on and including January 1, 2030, equal to the lesser of (A) 5% of the shares of Class A Common Stock and Class B Common Stock outstanding as of the last day of the immediately preceding fiscal year and (B) such lesser number of shares as determined by our board of directors, which may be issued as shares of Class A Common Stock or Class B Common Stock. The number of shares authorized under our ESPP will increase on the first day of each calendar year beginning on January 1, 2021 and ending on and including January 1, 2030, equal to the lesser of (A) 1% of the shares of Class A Common Stock and Class B Common Stock outstanding as of the last day of the immediately preceding fiscal year and (B) such lesser number of shares as determined by our board of directors.

(3)	Consists of 2,789,826 outstanding Class A restricted stock units under the 2020 Plan.
(4)

Consists of 23,388,556 outstanding Class B restricted stock units under the 2020 Plan, inclusive of 15,690,722 of restricted stock units vested but not settled/issued in connection with the Performance-Vesting Founders Awards.

(5)

Consists of 20,646,636 outstanding options to purchase stock under the 2015 Plan and 881,250 outstanding options to purchase stock under the 2020 Plan. Following the effectiveness of the 2020 Plan, no further grants were permitted to be made under the 2015 Plan, though existing awards remain outstanding.

(6)	As of December 31, 2020, the weighted-average exercise price of outstanding options was $6.22.

DIRECTOR COMPENSATION

2020 Director Compensation Program

The following table sets forth information for 2020 regarding the compensation awarded to, earned by or paid to our non-employee directors who served on our board of directors during 2020. Messrs. Hirsch and Bezdek, who served as our Co-Chief Executive Officers during 2020, and continue to serve in that capacity, do not receive additional compensation for their service as directors, and therefore are not included in the Director Compensation table below. All compensation paid to Messrs. Hirsch and Bezdek is reported above in the “Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Total ($)
Christopher Adams	—	—	—	—
Julie Bradley	5,707	742,500	—	748,207
Dipanjan Deb	—	—	—	—
Adam Karol	—	—	—	—
Jacqueline Kosecoff	25,242	—	96,600	121,842
Stephen LeSieur	—	—	—	—
Gregory Mondre	—	—	—	—
Agnes Rey-Giraud	21,359	—	97,242	118,601

(1)

Amounts reflect the aggregate grant date fair value of restricted stock units and stock options granted in 2020, computed in accordance with the provisions of ASC Topic 718, Stock Compensation. These amounts do not reflect the actual economic value that will be realized by the director upon the vesting, settlement or exercise of the stock option and/or stock award. The assumptions that we used to calculate these amounts are discussed in Note 15 to our audited consolidated financial statements for the fiscal year ended December 31, 2020 included in our Annual Report on Form 10-K filed with the SEC on March 12, 2021.

The table below shows the aggregate numbers of shares of our Class A common stock subject to outstanding option awards (exercisable and unexercisable) and/or stock awards (unvested) held as of December 31, 2020 by each non-employee director who was serving as of December 31, 2020.

Name	Options Outstanding at Year End	Stock Awards Outstanding at Year End
Christopher Adams	—	—
Julie Bradley	—	18,334
Dipanjan Deb	—	—
Adam Karol	—	—
Jacqueline Kosecoff	263,371	—
Stephen LeSieur	—	—
Gregory Mondre	—	—
Agnes Rey-Giraud	222,185	—

Board Service Letter Agreements

In April 2016 and June 2016, we entered into board service letter agreements with Dr. Kosecoff and Ms. Rey-Giraud, respectively, pursuant to which they receive $20,000 per year, payable quarterly, for their service as members of our board of directors. Pursuant to the offer letters, in connection with the commencement of their service, each of Ms. Rey-Giraud and Dr. Kosecoff also received a stock option grant covering 0.25% of the fully-diluted equity of the Company as of the date of grant. These options vest in equal monthly installments over the 48 months following the grant date and vest in full upon a “sale of the company” (as defined in the 2015 Plan), subject to the director’s continued service through the vesting date or sale of the company, as applicable.

In June 2020, we entered into new board service letter agreements with each of Dr. Kosecoff and Ms. Rey-Giraud, pursuant to which they continue to serve on our board of directors and will receive $30,000 per year, paid quarterly, for their service. Additionally, if Dr. Kosecoff serves on the audit committee of the board of directors, she will receive an additional $8,000 per year, paid quarterly, for her service on this committee. All cash compensation will be pro-rated for any partial quarter of service.

Pursuant to the letter agreements, each of Dr. Kosecoff and Ms. Rey-Giraud was granted a non-statutory option to purchase 30,000 shares of our Class A common stock in June 2020. These options will vest in equal monthly installments over the 12 months following the director’s election date (for Dr. Kosecoff) or August 11, 2020 (for Ms. Rey-Giraud), subject to the director’s continued service through the vesting date. Dr. Kosecoff will also be eligible to receive annual equity grants for continued service as approved by the board of directors.

In August 2020, we entered into a board service letter agreement with Ms. Bradley in connection with the commencement of her service as a member of our board of directors. Pursuant to the board service letter agreement, Ms. Bradley will receive $30,000 per year, paid quarterly, for her service as a member of the board, and an additional $20,000 per year, paid quarterly, for her service as chair of the audit committee of the board of directors. All cash compensation will be pro-rated for any partial quarter of service.

Additionally, pursuant to the letter agreement, Ms. Bradley was granted two restricted stock unit awards in connection with the completion of our IPO: (i) an award of 15,000 restricted stock units corresponding to shares of our Class A common stock, which will vest in equal monthly installments over the three-year period following August 1, 2020, subject to Ms. Bradley’s continued service through the applicable vesting date; and (ii) an award of 7,500 restricted stock units corresponding to shares of our Class A common stock, which will vest in equal monthly installments over the one-year period following August 1, 2020, subject to Ms. Bradley’s continued service through the applicable vesting date.

Post-IPO Director Compensation Program

In connection with our IPO, our board of directors adopted and our stockholders approved a nonemployee director compensation program (the “Director Compensation Program”), which became effective in connection with the completion of our IPO. The Director Compensation Program provides for annual retainer fees and long-term equity awards for certain of our non-employee directors, which currently include Julie Bradley, Jacqueline Kosecoff and Agnes Rey-Giraud (each, an “Eligible Director”). The material terms of the Director Compensation Program are summarized below.

The Director Compensation Program consists of the following components:

Cash Compensation

•	Annual Retainer: $30,000
•	Annual Committee Chair Retainer:
•	Audit: $20,000
•	Compensation: $15,000
•	Nominating and Corporate Governance: $9,000
•	Compliance: $9,000

•	Annual Committee Member (Non-Chair) Retainer:
•	Audit: $8,000
•	Compensation: $7,000
•	Nominating and Corporate Governance: $4,000
•	Compliance: $4,000

Annual cash retainers will be paid in quarterly installments in arrears and will be pro-rated for any partial calendar quarter of service.

Equity Compensation

•

Initial Grant: Each Eligible Director who is initially elected or appointed to serve on the board of directors will be granted a restricted stock unit award with a value of approximately $420,000 on the date on which such Eligible Director is appointed or elected to serve on the board of directors. These initial grants will vest as to one-third of the shares underlying the grant on each of the first three anniversaries of the grant date, subject to such Eligible Director’s continued service through the applicable vesting date.

•

Annual Grant: An Eligible Director who is serving on the board of directors as of the date of the annual meeting of the Company’s stockholders each calendar year beginning with calendar year 2021 will be granted, on such annual meeting date, a restricted stock unit award with a value of approximately of $210,000. Each annual grant will vest in full on the earlier to occur of (i) the one-year anniversary of the applicable grant date and (ii) the date of the next annual meeting following the grant date, subject to such Eligible Director’s continued service through the applicable vesting date.

In addition, each Initial Grant and Annual Grant will vest in full upon a change in control, other than a non-transactional change in control, of the Company (both as defined in the 2020 Plan).

Compensation under our Director Compensation Program is subject to the annual limits on non-employee director compensation set forth in the 2020 Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our Class A common stock and Class B common stock for:

•	each person known by us to beneficially own more than 5% of our Class A common stock or our Class B common stock;
•	each of our directors and director nominees;
•	each of our named executive officers; and
•	all of our executive officers and directors as a group.

The number of shares beneficially owned by each stockholder as described in this proxy statement is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. Applicable percentage ownership is based on 69,269,013 shares of Class A common stock and 323,389,392 shares of Class B common stock outstanding as of April 16, 2021.

Each outstanding share of Class B common stock is convertible at any time at the option of the holder into one share of Class A common stock. In addition, each share of Class B common stock will convert automatically into one share of Class A common stock upon any transfer, whether or not for value, which occurs after the closing of this offering, except for certain permitted transfers described in our amended and restated certificate of incorporation, including transfers to family members, trusts solely for the benefit of the stockholder or their family members, and partnerships, corporations, and other entities exclusively owned by the stockholder or their family members, as well as affiliates, subject to certain exceptions. Once converted or transferred and converted into Class A common stock, the Class B common stock may not be reissued. All the outstanding shares of our Class B common stock will convert automatically into shares of our Class A common stock upon the date that is the earlier of (i) seven years from the filing and effectiveness of our amended and restated certificate of incorporation in connection with this offering and (ii) the first date the aggregate number of outstanding shares of Class B common stock ceases to represent at least 10% of the aggregate number of outstanding shares of our common stock. Following such conversion, each share of Class A common stock will have one vote per share and the rights of the holders of all outstanding common stock will be identical. Once converted into Class A common stock, the Class B common stock may not be reissued.

Unless otherwise indicated, the address of all listed stockholders is 2701 Olympic Boulevard, West Building - Suite 200, Santa Monica, California 90404. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

	Shares of Class A Common Stock		Shares of Class B Common Stock		Common Stock Beneficially Owned[3]	Combined Voting Power[4]
Name of beneficial owner	Number	Percentage[1]	Number	Percentage[2]	Percentage	Percentage
5% Stockholders (excl. Named Executive Officers and Directors)
Entities affiliated with Silver Lake(5)	3,030,303	4.4%	126,045,531	39.0%	32.9%	38.3%
Entities affiliated with Francisco Partners(6)	—	—	84,700,550	26.2%	21.6%	25.6%
Idea Men, LLC(7)	—	—	56,063,866	17.3%	14.3%	17.0%
Entities affiliated with Spectrum(8)	—	—	48,145,075	14.9%	12.3%	14.6%
Named Executive Officers and Directors
Christopher Adams	—	—	—	—	—	—
Trevor Bezdek(9)	130,968	*	256,594	*	*	*
Julie Bradley(10)	10,416	*	—	—	*	*
Dipanjan Deb	—	—	—	—	—	—
Douglas Hirsch(11)	130,968	*	256,594	*	*	*
Adam Karol	—	—	—	—	—	—
Jacqueline Kosecoff(12)	260,871	*	—	—	*	*
Stephen LeSieur	—	—	—	—	—	—
Gregory Mondre	—	—	—	—	—	—
Bansi Nagji(13)	275,000	*	—	—	*	*
Agnes Rey-Giraud(14)	217,185	*	334,370	*	*	*
Andrew Slutsky(15)	3,483,941	5.0%	—	—	*	*
All current executive officers and directors as a group (14 individuals)(16)	4,763,099	6.9%	847,560	*	1.4%	*

*	Less than one percent.
[1]

The number and percentage of Class A shares beneficially owned by an individual or entity includes shares of Class A common stock subject to restricted stock units, options or other rights held by such person that are currently exercisable or will become exercisable within 60 days of April 16, 2021, are considered outstanding Class A common stock, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

[2]

The number and percentage of Class B shares beneficially owned by an individual or entity includes shares of Class B common stock subject to restricted stock units, options or other rights held by such person that are currently exercisable or will become exercisable within 60 days of April 16, 2021, are considered outstanding Class B common stock, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

[3]

The percentage of common stock beneficially owned by an individual or entity includes shares of Class A common stock and Class B common stock subject to restricted stock units, options or other rights held by such person that are currently exercisable or will become exercisable within 60 days of April 16, 2021, are considered outstanding  common stock, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

[4]

Percentage of “Combined Voting Power” represents voting power with respect to all outstanding shares of our Class A common stock and Class B common stock, as a single class, as of April 16, 2021. The holders of our Class B common stock are entitled to 10 votes per share, and holders of our Class A common stock are entitled to one vote per share.

[5]

Based on a Schedule 13G filed with the SEC on February 12, 2021. Each of SLP Geology GP, L.L.C., as the general partner of SLP Geology Aggregator, L.P.; Silver Lake Technology Associates V, L.P., as the managing member of SLP Geology GP, L.L.C.; SLTA V (GP), L.L.C., as the general partner of Silver Lake Technology Associates V, L.P.; and Silver Lake Group, L.L.C., as the managing member of SLTA V (GP), L.L.C. may be deemed to have shared voting and dispositive power over 3,030,303 shares of Class A common stock and 129,075,834 shares of Class B common stock held by SLP Geology Aggregator, L.P. The above entities and individuals expressly disclaim beneficial ownership over any shares of Class A Common Stock that they may be deemed to beneficially own solely by reason of the Stockholders Agreement. The address for each of the entities referenced above is c/o Silver Lake, 2775 Sand Hill Road, Suite 100, Menlo Park, CA 94025.

[6]

Based on a Schedule 13G filed with the SEC on February 12, 2021. Francisco Partners IV, L.P. has shared voting and dispositive power of 56,420,750 shares of Class A Common Stock issuable upon the conversion of an equal number of shares of Class B Common Stock. Francisco Partners IV-A, L.P. has shared voting and dispositive power of 28,279,800 shares of Class A Common Stock issuable upon the conversion of an equal number of shares of Class B Common Stock. Francisco Partners GP IV, L.P. is the general partner of each of Francisco Partners IV, L.P. and Francisco Partners IV-A, L.P. Francisco Partners GP IV Management Limited is the general partner of Francisco Partners GP IV, L.P. Francisco Partners Management, L.P. serves as the investment manager for each of Francisco Partners IV, L.P. and Francisco Partners IV-A, L.P. As a result, each of Francisco Partners Management, L.P., Francisco Partners GP IV Management Limited and Francisco Partners GP IV, L.P. may be deemed to have shared voting and dispositive power over the shares of Class B Common Stock held. Voting and disposition decisions at Francisco Partners Management, L.P. with respect to the securities reported herein are made by an investment committee. Each member of the investment committee disclaims beneficial ownership of such securities. In addition, the above entities and individuals expressly disclaim beneficial ownership over any shares of Class A common stock that they may be deemed to beneficially own solely by reason of the Stockholders Agreement. The address for each of these entities is One Letterman Drive, Building C, Suite 410, San Francisco, CA 94129.

[7]

Based on a Schedule 13G filed with the SEC on February 12, 2021 and information available to the Company. Idea Men, LLC has sole voting and dispositive power over 56,063,866 shares of Class A Common Stock issuable upon the conversion of an equal number of shares of Class B Common Stock. Scott Marlette, Douglas Hirsch and Trevor Bezdek are the managing members of the Reporting Person. Each of the foregoing individuals disclaims beneficial ownership of the securities held by the Reporting Person. Each of these individuals disclaims beneficial ownership of any shares of the Class A common stock and Class B common stock held by Idea Men, LLC, except to the extent of their pecuniary interest. The address for Idea Men, LLC is 2644 30th St., Ste. 101, Santa Monica, CA 90405.

[8]

Based on a Schedule 13G filed with the SEC on February 12, 2021. Spectrum Equity VII, L.P. is the beneficial owner of 48,016,553 shares of Class A Common Stock issuable upon the conversion of an equal number of shares of Class B Common Stock. Spectrum VII Investment Managers’ Fund, L.P. is the beneficial owner of 82,191 shares of Class A Common Stock issuable upon the conversion of an equal number of shares of Class B Common Stock. Spectrum VII Co-Investment Fund, L.P. is the beneficial owner of 46,331 shares of Class A Common Stock issuable upon the conversion of an equal number of shares of Class B Common Stock. Spectrum Equity Associates VII, L.P. is the general partner of Spectrum Equity VII, L.P., and as a result may be deemed to share beneficial ownership of the shares of Class A Common Stock beneficially owned by Spectrum Equity VII, L.P. SEA VII Management, LLC is the general partner of each of Spectrum VII Investment Managers’ Fund, L.P., Spectrum VII Co-Investment Fund, L.P. and Spectrum Equity Associates VII, L.P., and as a result may be deemed to share beneficial ownership of the shares of Class A Common Stock beneficially owned by the foregoing entities. Brion B. Applegate, Christopher T. Mitchell, Victor E. Parker, Jr., Benjamin C. Spero, Ronan Cunningham, Peter T. Jensen, Stephen M. LeSieur, Brian Regan and Michael W. Farrell may be deemed to share voting and dispositive power over the securities held by the Reporting Persons. Each of the foregoing individuals disclaims beneficial ownership of such securities. In addition, the above and individuals expressly disclaim beneficial ownership over any shares of Class A common stock that they may be deemed to beneficially own solely by reason of the Stockholders Agreement. The address for each of these entities is 140 New Montgomery Street, 20th Floor, San Francisco, CA 94105.

[9]	Represents (i) 130,968 shares of Class A common stock and (ii) 256,594 shares of Class B common stock that may be issuable upon vesting of time-based RSUs within 60 days of April 16, 2021.
[1][0]	Represents (i) 8,333 shares of Class A common stock and (ii) 2,083 shares of Class A common stock which may be issuable upon vesting of time-based RSUs within 60 days of April 16, 2021.
[1][1]	Represents (i) 130,968 shares of Class A common stock and (ii) 256,594 shares of Class B common stock that may be issuable upon vesting of time-based RSUs within 60 days of April 16, 2021.
[1][2]	Represents 260,871 shares of Class A common stock that are currently exercisable or would be exercisable within 60 days of April 16, 2021.
[1][3]

Represents (i) 29,166 shares of Class A common stock and (ii) 245,834 shares of Class A common stock underlying options to purchase common stock that are currently exercisable or would be exercisable within 60 days of April 16, 2021.

[1][4]

Represents (i) 334,370 shares of Class B common stock held by the ARG Family Legacy Trust #1, for which Ms. Rey-Giraud serves as trustee and (ii) 217,185 shares of Class A common stock underlying options to purchase common stock that are currently exercisable or would be exercisable within 60 days of April 16, 2021.

[1][5]

Represents (i) 3,161,523 shares of Class A common stock, (iii) 247,418 shares of Class A common stock held by The Arisa Slutsky Spousal Trust and (iv) 75,000 shares of Class A common stock underlying options to purchase common stock that are currently exercisable or would be exercisable within 60 days of April 16, 2021.

[16]

Represents, (a) for Class A common stock, (i) 3,708,376 shares of Class A common stock; (ii) 1,052,640 shares of Class A common stock underlying options to purchase common stock that are currently exercisable or would be exercisable within 60 days of April 16, 2021; and (iii) 2,083 shares of Class A common stock which may be issuable upon vesting of time-based RSUs within 60 days of April 16, 2021 and (b) for Class B common stock, (i) 334,370 shares of Class B common stock and (ii) 513,190 shares of Class B common stock which may be issuable upon vesting of time-based RSUs within 60 days of April 16, 2021.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

POLICIES AND PROCEDURES FOR RELATED PERSON TRANSACTIONS

Our Board has adopted a written Related Person Transaction Policy and Procedures, setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we (including any of our subsidiaries) are, were or will be a participant, where the amount involved exceeds $120,000 in any fiscal year and a related person has, had or will have a direct or indirect material interest.

Under the policy, our legal team is responsible for implementing procedures to obtain information with respect to potential related person transactions, and then determining whether such transactions constitute related person transactions subject to the policy. The General Counsel then is required to present to the Audit Committee each proposed related person transaction. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction and take into account the Company’s Code of Business Conduct and Ethics. If advance Audit Committee approval of a related person transaction is not feasible, then the transaction may be preliminarily entered into by management upon prior approval by the Chairperson of the Audit Committee, subject to ratification of the transaction by the Audit Committee at the Audit Committee’s next regularly scheduled meeting. Management is responsible for updating the Audit Committee as to any material changes to any approved or ratified related person transaction and for providing a status report at least annually of all current related person transactions at a regularly scheduled meeting of the Audit Committee. No director may participate in approval of a related person transaction for which he or she is a related person. Unless noted otherwise, all of the transactions, agreements or relationships described in this section occurred prior to the adoption of this policy.

The following are certain transactions, arrangements and relationships with our directors, executive officers and stockholders owning 5% or more of our outstanding Class A common stock or our Class B common stock. We believe that the terms of such agreements are as favorable as those we could have obtained from parties not related to us.

TRANSACTIONS RELATED TO DIRECTORS, EQUITY HOLDERS AND EXECUTIVE OFFICERS

Preferred Stock Financing

In August 2018, we entered into a purchase and recapitalization agreement with Silver Lake Partners V, L.P. In October 2018, the agreement was assigned by Silver Lake to its affiliate, SLP Geology Aggregator, L.P. Pursuant to the agreement, in October 2018, GoodRx Holdings, Inc. issued 126,045,531 shares of redeemable convertible preferred stock for an aggregate purchase price of approximately $748.8 million. In connection with the issuance of such redeemable convertible preferred stock, the existing shares of preferred stock of GoodRx Holdings, Inc. were converted into shares of common stock. Each share of redeemable convertible preferred stock converted into one share of Class B common stock effective upon the completion of our IPO.

As former holders of our redeemable convertible preferred stock, SLP Geology Aggregator, L.P. is entitled to specified registration rights.

Investor Rights Agreement

In October 2018, we entered into an Amended and Restated Investor Rights Agreement with Francisco Partners IV, L.P., Francisco Partners IV-A, L.P., Spectrum Equity VII, L.P., Spectrum VII Investment Managers’ Fund, L.P., Spectrum VII Co-Investment Fund, L.P., Idea Men, LLC, and SLP Geology Aggregator, L.P. Our Amended and Restated Investor Rights Agreement grants the parties thereto specified registration rights.

Silver Lake Purchase Agreement

On September 13, 2020, we entered into a purchase agreement with Silver Lake, pursuant to which Silver Lake agreed to purchase, subject to customary closing conditions, $100.0 million of our Class A common stock in a private placement concurrent with or shortly after the completion of our IPO, at a purchase price per share equal to the IPO price per share at which our Class A common stock was sold to the public.

Stockholders Agreements

In October 2018, we entered into an Amended and Restated Stockholders Agreement (the “2018 Stockholders Agreement”) with Francisco Partners IV, L.P., Francisco Partners IV-A, L.P., Spectrum Equity VII, L.P., Spectrum VII Investment Managers’ Fund, L.P., Spectrum VII Co-Investment Fund, L.P., Idea Men, LLC, SLP Geology Aggregator, L.P., Douglas Hirsch, Trevor Bezdek, Scott Marlette and certain other stockholders. As a result of our IPO, most of the provisions set forth in the 2018 Stockholders Agreement that apply to us were terminated, including rights regarding the nomination, appointment and designation of members of our board of directors and board committees, transfer restrictions, tag-along rights, drag-along rights, rights of first refusal and negative covenants. We continue to be required to maintain directors and officers indemnity insurance coverage reasonably satisfactory to the board of directors, indemnify and exculpate directors to the fullest extent permitted under applicable law and, at the request of Francisco Partners IV, L.P., Francisco Partners IV-A, L.P., Spectrum Equity VII, L.P., Spectrum VII Investment Managers’ Fund, L.P., Spectrum VII Co-Investment Fund, L.P., SLP Geology Aggregator, L.P. or Idea Men, LLC, enter into a voting agreement pursuant to which the parties will agree to vote in favor of any directors nominated by such parties, in each case pursuant to the amended and restated stockholders agreement.

In connection with our IPO, we entered into the Stockholders Agreement. The terms of the Stockholders Agreement regarding director designation rights and voting for the election of directors are described above in the “Corporate Governance” section under the header “Stockholders Agreement.”

In addition, each party to our Stockholders Agreement has also agreed, subject to certain limited exceptions, to certain limitations on their ability to sell or transfer any shares of common stock during the three-year period following our IPO. For example, each party must generally provide written notice to the other parties prior to exercising registration rights or making any transfer of such party’s shares. Following such notice, each other party shall have the ability to participate in the contemplated transaction on a pro rata basis. These restrictions on transfer terminate with respect to each party on the earlier of the three-year period following the closing of our IPO or the time at which such party beneficially owns less than 5% of the shares of common stock outstanding and does not have a director designee on our board of directors.

Disposition Agreement

In October 2018, we entered into an amended and restated disposition agreement with Francisco Partners IV, L.P., Spectrum Equity VII, L.P., SLP Geology Aggregator L.P., Idea Men, LLC, Douglas Hirsch, Trevor Bezdek and Scott Marlette. The agreement restricted the ability of Idea Men, LLC, Douglas Hirsch, Trevor Bezdek and Scott Marlette to sell and transfer their equity interests in us or issue equity or debt without first obtaining the written consent of certain of Francisco Partners IV, L.P., Spectrum Equity VII, L.P., SLP Geology Aggregator L.P. The amended and restated disposition agreement was terminated by its terms in connection with the completion of our IPO.

Services Agreement

In October 2018, we entered into a services agreement with Silver Lake Management Company V, L.L.C. (“SLMC”). Pursuant to the agreement, SLMC may render to us or any of our affiliates, by and through itself and its affiliates, each as an independent contractor, monitoring, advisory and consulting services, among others.

Pursuant to the agreement, we also granted SLMC a non-exclusive license to use our trademarks and logos in connection with the describing SLMC’s relationship with us. No services have been rendered to us pursuant to this agreement, and we have not paid any management fees to SLMC to date.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers.

Directed Share Program

At our request, the underwriters reserved for sale at the IPO price per share of $33 up to 5% of the shares of Class A common stock offered in our IPO, to certain individuals through a directed share program, including our directors, employees and certain other individuals identified by management.

OTHER MATTERS

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our executive officers and directors, our principal accounting officer and persons who beneficially own more than 10% of our common stock to file with the SEC reports of their ownership and changes in their ownership of our common stock. To our knowledge, based solely on review of the copies of such reports and amendments to such reports with respect to the year ended December 31, 2020 filed with the SEC and on written representations by our directors and executive officers, all required Section 16 reports under the Exchange Act for our directors, executive officers, principal accounting officer and beneficial owners of greater than 10% of our common stock were filed on a timely basis during the year ended December 31, 2020 other than one Form 4 reporting three transactions for Trevor Bezdek, one Form 4 reporting three transactions for Douglas Hirsch, one Form 4 reporting two transactions for Bansi Nagji, and one Form 4 reporting two transactions for Andrew Slutsky.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the fiscal year ended December 31, 2020, the members of our Compensation Committee were Dipanjan Deb, Jacqueline Kosecoff and Gregory Mondre. None of the members of our Compensation Committee is our current employee. During the fiscal year ended December 31, 2020, no relationship required to be disclosed by the rules of the SEC existed aside from those identified herein.

STOCKHOLDERS’ PROPOSALS

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2022 Annual Meeting of Stockholders pursuant to Rule 14a‑8 under the Exchange Act must submit the proposal to our offices at 2701 Olympic Boulevard, West Building - Suite 200, Santa Monica, California 90404 in writing not later than December 28, 2021.

Stockholders intending to present a proposal at the 2022 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Amended and Restated Bylaws. Our Amended and Restated Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2022 Annual Meeting of Stockholders no earlier than the close of business on February 10, 2022 and no later than the close of business on March 12, 2022. The notice must contain the information required by the Amended and Restated Bylaws, a copy of which is available upon request to our Secretary. In the event that the date of the 2022 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after June 10, 2022, then our Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2022 Annual Meeting and not later than the close of business on the 90th day prior to the 2022 Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by us. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases notwithstanding the stockholder’s compliance with this deadline.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

OTHER MATTERS AT THE ANNUAL MEETING

Our Board is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies will vote thereon in their discretion.

SOLICITATION OF PROXIES

The accompanying proxy is solicited by and on behalf of our Board, whose Notice of Annual Meeting is attached to this proxy statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e‑mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.

GOODRX’S ANNUAL REPORT ON FORM 10‑K

A copy of GoodRx’s Annual Report on Form 10‑K for the fiscal year ended December 31, 2020, including financial statements and schedules but not including exhibits, as filed with the SEC, will be sent to any stockholder of record on April 16, 2021 without charge upon written request addressed to GoodRx Holdings, Inc., Attention: Secretary, 2701 Olympic Boulevard Santa Monica, West Building - Suite 200, California 90404. A reasonable fee will be charged for copies of exhibits. You also may access our Annual Report on Form 10‑K for the fiscal year ended December 31, 2020 at www.goodrx.com.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL‑FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.

By Order of the Board of Directors

Douglas Hirsch

Co-Chief Executive Officer and Director

Trevor Bezdek

Co-Chief Executive Officer and Director

Santa Monica, California

April 27, 2021

GoodRX 2701 OLYMPIC BOULEVARD WEST BUILDING - SUITE 200 SANTA MONICA, CA 90404 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 9, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/GDRX2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 9, 2021. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D52011-P55542 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. GOODRX HOLDINGS, INC The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees: 01) Douglas Hirsch 02) Jacqueline Kosecoff 03) Agnes Rey-Giraud For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2021. NOTE: Such other business as may properly come before the meeting or any continuation, postponement or adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. D52012-P55542 GOODRX HOLDINGS, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS JUNE 10, 2021 The undersigned stockholder(s) hereby appoint(s) Trevor Bezdek, Doug Hirsch and Karsten Voermann, or any of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A common stock and/or Class B common stock, as applicable, Stock of GoodRx Holdings, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 1:00 p.m., Pacific Time on Thursday, June 10, 2021, which will be conducted via live webcast accessible at www.virtualshareholdermeeting.com/GDRX2021, and any continuation, adjournment or postponement thereof. Such proxies are authorized to vote in their discretion (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made, and (z) on such other business as may properly be brought before the meeting or any adjournment, continuation, or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE CONTINUED AND TO BE SIGNED ON REVERSE SIDE